UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule §240.14a-12

BIG LOTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Big Lots, Inc.
300 Phillipi Road
Columbus, Ohio 43228

April 21, 2005

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Big Lots, Inc., which will be held at the Company’s corporate office located at 300 Phillipi Road, Columbus, Ohio, on Tuesday, May 17, 2005, beginning at 9:00 a.m. EDT.

The following pages contain the formal Notice of Annual Meeting of Shareholders and the Proxy Statement. You should review this material for information concerning the business to be conducted at the Annual Meeting of Shareholders.

Your vote is important. Whether you plan to attend the Annual Meeting of Shareholders or not, you are urged to complete, date and sign the enclosed proxy card and return it in the enclosed envelope. If you attend the Annual Meeting of Shareholders, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of the Company.

MICHAEL J. POTTER
Chairman,
Chief Executive Officer and President

Big Lots, Inc.
300 Phillipi Road
Columbus, Ohio 43228

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 17, 2005

Notice is hereby given that the Annual Meeting of Shareholders of Big Lots, Inc. will be held at the Company’s corporate office located at 300 Phillipi Road, Columbus, Ohio, on Tuesday, May 17, 2005, beginning at 9:00 a.m. EDT. At the meeting, the holders of the Company’s outstanding common shares will act on the following matters:

1.	The election of nine directors of the Company;

2.	The approval of the Big Lots 2005 Long-Term Incentive Plan, in the form attached hereto as Appendix I; and

3.	The transaction of such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 25, 2005, are entitled to notice of and to vote at the Annual Meeting of Shareholders and any postponements or adjournment thereof.

By order of the Board of Directors,

CHARLES W. HAUBIEL II
Senior Vice President, General Counsel
and Corporate Secretary

April 21, 2005
Columbus, Ohio

Your vote is important. Shareholders are urged to complete, date and sign the enclosed proxy card and return it in the enclosed envelope to which no postage need be affixed if mailed in the United States. If you attend the Annual Meeting of Shareholders, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy.

BIG LOTS, INC.

PROXY STATEMENT

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1
Purpose of the Annual Meeting	1
Shareholder Voting Rights	1
Attendance at the Annual Meeting	1
How to Vote	1
Tabulation of the Votes	2
Board’s Recommendation	2
Vote Required to Approve a Proposal	2
Proposal One	2
Other Matters	2
Quorum	2
PROPOSAL ONE: ELECTION OF DIRECTORS	3
GOVERNANCE OF THE COMPANY	4
Current Members of the Board of Directors	4
Board Meetings in Fiscal 2004	4
Role of the Board’s Committees	4
Audit Committee	4
Nominating and Compensation Committee	5
Corporate Governance Committee	5
Search Committee	5
Presiding Member of the Board	5
Determination of Director Independence	5
Other Directorships	6
Selection of Nominees by the Board	6
Director Compensation	7
Base Compensation	7
Stock Options	7
Code of Business Conduct and Ethics & Code of Ethics for Financial Professionals	8
Shareholder Communications to the Board	8
STOCK OWNERSHIP	9
Ownership of Company Stock by Certain Beneficial Owners and Management	9
Section 16(a) Beneficial Ownership Reporting Compliance	10
REPORT OF THE AUDIT COMMITTEE	11

i

NOMINATING AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	13
Committee Meetings	13
Compensation Philosophy	13
Executive Compensation Practices	14
Executive Compensation Components	15
Salary	15
Bonus	15
Equity	15
Benefits	16
Comprehensive Review Process	16
2005 Incentive Plan	17
Internal Pay Equity	17
Compensation for the Chief Executive Officer in Fiscal 2004	18
CEO Salary	18
CEO Bonus	18
CEO Equity	18
Compensation for Other Executive Officers in Fiscal 2004	19
Non-CEO Salary	19
Non-CEO Bonus	19
Non-CEO Equity	20
Deductibility of Annual Compensation over $1 Million	20
Summary	20
EXECUTIVE COMPENSATION	21
Employment Agreements	21
Executive Change in Control Severance Agreements	22
Summary Compensation Table	23
Option Grants During Fiscal 2004	24
Option Exercises During Fiscal 2004 and Fiscal Year End Option Values	25
Comparison of Five Year Total Shareholder Return	25
Retirement Plans	26
Pension Plan and Trust	26
Supplemental Pension Plan	26
Savings Plan	27
Supplemental Savings Plan	27
Employee Equity Compensation	27
Equity Compensation Plan Information	29
Executive Benefit Plan	29

ii

PROPOSAL TWO: APPROVAL OF THE BIG LOTS 2005 LONG-TERM INCENTIVE PLAN	29
2005 Incentive Plan Administration	31
Limits on 2005 Incentive Plan Awards	31
Eligibility and Participation	32
Types of 2005 Incentive Plan Awards	32
Stock Options	32
Stock Appreciation Rights	32
Restricted Stock	33
Restricted Stock Units	33
Performance Units	34
Performance-Based Awards	34
Effect of Change in Control	34
Limited Transferability	34
Adjustments for Corporate Changes	34
Term, Amendment and Termination	34
2005 Incentive Plan Benefits	35
Tax Treatment of Awards	35
Incentive Stock Options	35
Non-Qualified Stock Options	35
Stock Appreciation Rights	36
Other Awards	36
Section 162(m)	36
Sections 280G and 4999	36
Section 409A	37
Section 83(b)	38
Deferral of Income	38
INDEPENDENT AUDITORS	39
SHAREHOLDER PROPOSALS	39
ANNUAL REPORT ON FORM 10-K	39
PROXY SOLICITATION COSTS	39
OTHER MATTERS	39
BIG LOTS 2005 LONG-TERM INCENTIVE PLAN	Appendix I

iii

Big Lots, Inc.
300 Phillipi Road
Columbus, Ohio 43228

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Big Lots, Inc., an Ohio corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on May 17, 2005 (the “Annual Meeting”) at the Company’s corporate office located at 300 Phillipi Road, Columbus, Ohio. The Notice of Annual Meeting of Shareholders, this Proxy Statement and the accompanying proxy card, together with the Company’s Annual Report to Shareholders for the fiscal year ended January 29, 2005 (“fiscal 2004”), are first being mailed to shareholders on or about April 21, 2005.

ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting included with this Proxy Statement. Specifically, the shareholders will be asked to elect the Company’s directors, approve the Big Lots 2005 Long-Term Incentive Plan (the “2005 Incentive Plan”), and transact such other business as may properly come before the meeting. In addition, management will report on the performance of the Company.

Shareholder Voting Rights

Only those shareholders of record at the close of business on March 25, 2005, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting. At the record date, the Company had outstanding 113,561,441 common shares, $.01 par value per share. Each of the outstanding common shares is entitled to one vote on each matter voted upon at the Annual Meeting, or any postponement or adjournment of the meeting. The holders of common shares have no cumulative voting rights in the election of directors. All voting shall be governed by the Code of Regulations of the Company and the General Corporation Law of the State of Ohio.

Attendance at the Annual Meeting

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Registration and seating will begin at 8:30 a.m. EDT, and the Annual Meeting will begin at 9:00 a.m. EDT. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please also note that if you hold your common shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

How to Vote

If you complete and sign the accompanying proxy card and return it to the Company, it will be voted only as you direct. If you are a registered shareholder and attend the Annual Meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the Annual Meeting will need to obtain a proxy form from the broker or other nominee that is the registered holder of the common shares. Additionally, “street name” shareholders may be able to instruct the broker or other nominee how to vote by telephone or electronically, so please contact your broker or other nominee to determine availability and applicable deadlines.

A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the Annual Meeting and giving notice of revocation to the Secretary of the meeting, either in writing or in open meeting. Attendance at the meeting will not by itself revoke a previously granted proxy.

Tabulation of the Votes

Tabulation shall be performed by Automatic Data Processing, Inc., as inspected by duly appointed officers of the Company.

Board’s Recommendation

Unless you give other instructions on your proxy card and excluding broker non-votes, the person named as proxy holder on the proxy card will vote the common shares in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote FOR election of the nominated slate of directors (see Proposal One), and FOR the approval of the 2005 Incentive Plan (see Proposal Two). If any other matter properly comes before the Annual Meeting, or if a director nominee named in the Proxy Statement is unable to serve or for good cause will not serve, the proxy holder will vote on such matter or for such substitute nominee as recommended by the Board.

Vote Required to Approve a Proposal

Proposal One

For purposes of Proposal One, the nine director nominees receiving the greatest number of votes cast shall be elected. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. If you hold your common shares in “street name,” your broker or other nominee that is the registered holder of your common shares is permitted to vote your shares for the election of directors even if the broker does not receive voting instructions from you.

Other Matters

For purposes of Proposal Two and other matters that may properly come before the Annual Meeting, the affirmative vote of the holders of a majority of the common shares represented in person or by proxy and entitled to vote on the matter will be required for approval. A properly executed proxy marked “abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. If no instructions are given (excluding broker non-votes), the person named as proxy holder on the proxy card will vote the common shares in accordance with the recommendations of the Board.

If you hold your common shares in “street name” through a broker or other nominee, your broker or other nominee may not be permitted to exercise discretionary voting power with respect to some of the matters to be acted upon. Thus, if you do not give your broker or other nominee specific instructions, your common shares may not be voted on those matters and will not be counted in determining the number of common shares necessary for approval. Common shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum. Under New York Stock Exchange (“NYSE”) rules, your broker or other nominee may not vote your common shares on Proposal Two relating to the 2005 Incentive Plan absent instructions from you. Without your voting instructions on this item, a broker non-vote will occur.

Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding common shares entitled to vote at the Annual Meeting will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of establishing a quorum.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, the common shares of the Company represented by the proxies will be voted, unless otherwise specified, for the election of the nine director nominees named below. All nine nominees are currently directors of the Company. Proxies cannot be voted at the Annual Meeting for more than nine persons, although additional nominations can be made by shareholders at the meeting.

Set forth below is certain information relating to the nominees for election as directors. Directors are elected to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified, or until their earlier death, resignation or removal.

Name	Age	Principal Occupation for the Past Five Years	Director Since
Sheldon M. Berman	64	Chairman, Chief Executive Officer and President, Xtreem Creative, Inc. (business planning, marketing planning, and advertising services).	1994
David T. Kollat	66	President and Founder, 22, Inc. (research and management consulting).	1990
Brenda J. Lauderback	54	Former President — Wholesale Group, Nine West Group, Inc. (retail and wholesale footwear); former President— Footwear Wholesale, U.S. Shoe Corporation (retail and wholesale footwear); former Vice President, General Merchandise Manager, Dayton Hudson Corporation (retail stores).	1997
Philip E. Mallott	47	Independent financial consultant; retail stock analyst, Coker & Palmer (securities brokerage services); former Vice President and Chief Financial Officer, Intimate Brands, Inc. (retail stores).	2003
Ned Mansour	56	Former President, Mattel, Inc. (designer, manufacturer and marketer of toy products).	2003
Michael J. Potter	43	Chairman, Chief Executive Officer and President of the Company; former Executive Vice President and Chief Financial Officer of the Company.	2000
Russell Solt	57	Director of Investor Relations, West Marine, Inc. (specialty retailer and catalog company); former Executive Vice President and Chief Financial Officer, West Marine, Inc.; former Senior Vice President and Chief Financial Officer, West Marine, Inc.; former President, Venture Stores (discount retailer).	2003
James R. Tener	55	President and Chief Operating Officer, Brook Mays Music Group (retail and wholesale music); former Chief Operating Officer, The Sports Authority.	2005
Dennis B. Tishkoff	61	Chairman and Chief Executive Officer, Drew Shoe Corporation (manufacture, import and export, retail and wholesale footwear); President, Tishkoff and Associates, Inc. (retail consultant); former President and Chief Executive Officer, Shoe Corporation of America (retail footwear).	1991

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

GOVERNANCE OF THE COMPANY

Current Members of the Board of Directors

The members of the Board on the date of this Proxy Statement, and the committees of the Board on which they serve, are identified below. The Board has standing Audit, Nominating and Compensation, and Corporate Governance Committees. During fiscal 2004, the Board formed an ad hoc Search Committee to assist the Board in identifying a new Chief Executive Officer (“CEO”). All committees report on their activities to the Board.

Director	Audit Committee	Nominating and Compensation Committee	Corporate Governance Committee	Search Committee
Sheldon M. Berman			*
David T. Kollat		**	*	**
Brenda J. Lauderback	*			*
Philip E. Mallott	**	*		*
Ned Mansour			**
Michael J. Potter
Russell Solt	*
James R. Tener
Dennis B. Tishkoff		*		*

*	Member of Committee

**	Committee Chair

Board Meetings in Fiscal 2004

Thirteen meetings of the Board were held during fiscal 2004. During the period for which he or she was a director in fiscal 2004, each director attended at least 75% of all meetings of the Board and the committees on which he or she served. It is the policy of the Company that each nominee standing for election be present at the Company’s Annual Meeting of Shareholders, and each director listed above attended the Company’s most recent Annual Meeting of Shareholders held in May 2004, except for Mr. Tener who did not become a director until January 30, 2005. Under the Company’s Corporate Governance Guidelines, each director is expected to dedicate sufficient time and attention to ensure the diligent performance of his or her duties, including by attending meetings of the shareholders of the Company, the Board, and the committees of which he or she is a member.

Role of the Board’s Committees

Audit Committee

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibility with respect to the integrity of the financial reports and other financial information provided by the Company to its shareholders and others; the Company’s compliance with legal and regulatory requirements; the engagement of the independent auditor and the evaluation of the independent auditor’s qualifications, independence and performance; the performance of the Company’s system of internal controls; and the Company’s audit, accounting and financial reporting processes generally. All members of the Audit Committee are independent as required by the Audit Committee’s charter and by the applicable NYSE and Securities and Exchange Commission (“SEC”) rules. Philip E. Mallott and Russell Solt serve as the Audit Committee’s financial experts and the Board has determined that both satisfy the standards for “audit committee financial expert” as required by the SEC under the Sarbanes-Oxley Act of 2002. Each member of the Audit Committee is “financially literate,” as required by the NYSE rules. The charter of the Audit Committee is available on the Company’s website at www.biglots.com under the “Investor Relations — Governance” caption. A copy may also be obtained, without charge, upon written request of the Company’s Corporate Secretary. The Audit Committee met eleven times during fiscal 2004.

Nominating and Compensation Committee

The Nominating and Compensation Committee is responsible for recommending individuals to the Board for nomination as members of the Board and its committees, and to discharge the responsibilities of the Board relating to the administration of the Company’s compensation programs. The Nominating and Compensation Committee is involved in establishing the Company’s general compensation philosophy, and oversees the development and implementation of compensation programs. All members of the Nominating and Compensation Committee are independent as required by the Committee’s charter and the NYSE rules.

The functions of the Nominating and Compensation Committee are further described in its charter and in the “Selection of Nominees by the Board” and “Executive Compensation Report” sections of this Proxy Statement. The charter of the Nominating and Compensation Committee is available on the Company’s website at www.biglots.com under the “Investor Relations — Governance” caption. A copy may also be obtained, without charge, upon written request of the Company’s Corporate Secretary. The Nominating and Compensation Committee met four times during fiscal 2004.

Corporate Governance Committee

The primary function of the Corporate Governance Committee is to assist the Board and take a leadership role in shaping the Company’s corporate governance policies and practices, including recommending to the Board the Corporate Governance Guidelines applicable to the Company and monitoring Company compliance with the same. All members of the Corporate Governance Committee are independent as required by the Committee’s charter and the NYSE rules. The charter of the Corporate Governance Committee is available on the Company’s website at www.biglots.com under the “Investor Relations — Governance” caption. A copy may also be obtained, without charge, upon written request of the Company’s Corporate Secretary. The Corporate Governance Committee met twice during fiscal 2004.

Search Committee

In January 2005, the Company announced Michael J. Potter’s desire to transition from his role as CEO and President. The Board formed an ad hoc Search Committee with the purpose of identifying a new CEO. Mr. Potter will continue to serve as CEO and President until his successor has been elected. The Search Committee is being assisted in its recruitment efforts by an independent executive search firm that provides research and other pertinent information regarding potential candidates. In conducting its search, the Search Committee is reviewing each candidate’s skill set and experience as it relates to the needs of the Company. Once it has completed the process of identifying and interviewing CEO candidates, the Search Committee will recommend to the Board for its consideration a new CEO. The Search Committee met three times in fiscal 2004.

Presiding Member of the Board

The Board has a presiding director, whose primary responsibility is to preside over periodic executive sessions of the Board in which management directors and other members of management do not participate. The role of presiding director is rotated among the non-management members of the Board. The presiding director is responsible for establishing an agenda for the session over which he or she chairs and, upon the conclusion of an executive session of the Board, meets with the Company’s CEO and addresses any issues raised during the executive session.

Determination of Director Independence

In August 2003, the Board adopted its Corporate Governance Guidelines. The Guidelines adopted by the Board comply with the NYSE rules. The Guidelines can be found on the Company’s website at www.biglots.com under the “Investor Relations — Governance” caption. A copy may also be obtained, without charge, upon written request of the Company’s Corporate Secretary.

Pursuant to the Guidelines, the Board undertook its most recent annual review of director independence in February 2005. During this review, the Board considered transactions and relationships between each director, his or her affiliates, and any member of his or her immediate family and the Company, its subsidiaries, and members of senior management. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. In determining under the NYSE rules whether any director has a material relationship with the Company (either directly or as a partner, shareholder or officer of another entity) aside from his/her service as a director of the Company, the Board considered the following factors:

•	whether the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company;

•	whether the director has received, or an immediate family member has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service for which such compensation is not contingent in any way on continued service to the Company;

•	whether the director or an immediate family member is a partner or employee of a firm that is the Company’s internal or external auditor, whether the director’s immediate family member who is a current employee of such a firm participates in the firm’s audit, assurance or tax compliance practice, or whether the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•	whether the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; and

•	whether the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

As a result of this review, the Board affirmatively determined that all of the directors nominated for election at the Annual Meeting, with the exception of Mr. Potter, are independent of the Company and its management under the standards set forth by the NYSE rules and none of them have a material relationship with the Company aside from his/her service as a director of the Company. Mr. Potter is considered a non-independent inside director due to his employment as the Company’s CEO.

Other Directorships

Mr. Kollat is a director of The Limited, Inc., Cheryl & Co., Select Comfort Corporation, and Wolverine Worldwide, Inc. Mr. Kollat serves on the compensation committee at Cheryl & Co., and also serves on the audit committee at Wolverine Worldwide, Inc. and Select Comfort Corporation. Ms. Lauderback is a director of Select Comfort Corporation, Irwin Financial Corporation, Wolverine Worldwide, Inc. and Louisiana — Pacific Corporation. Ms. Lauderback is a member of the audit committee at Wolverine Worldwide, Inc., and serves on both the audit and compensation committees at Irwin Financial Corporation. Mr. Mallott is a director of Too, Inc., where he also serves as the chair of the audit committee. Mr. Mansour is a director of The Ryland Group, where he is a member of the audit committee. Mr. Tener is a director of Edwin Watts Golf. Mr. Tishkoff is a director of Drew Shoe Corporation and Impulse Wear, Inc., where he serves on the compensation committee.

Selection of Nominees by the Board

The Nominating and Compensation Committee has oversight over a broad range of issues surrounding the composition and operation of the Board. The Nominating and Compensation Committee is responsible for recommending to the Board the appropriate skills and characteristics required of Board members, based on the needs of the Company from time to time. The Nominating and Compensation Committee also evaluates prospective nominees against the standards and qualifications set forth in the Company’s Corporate Governance Guidelines. Although the Nominating and Compensation Committee has not approved any specific minimum qualifications that must be met by a nominee for director recommended by the Committee, the Committee does consider factors such as the prospective nominee’s relevant experience, character, intelligence, independence, commitment, judgment, prominence, diversity, age, and compatibility with the Company’s CEO and other members of the Board. The Nominating and Compensation Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, and the need for committee expertise. The Nominating and Compensation Committee shall confer with the full Board as to the criteria it intends to apply before the search for a new director is commenced.

In identifying potential candidates for Board membership, the Nominating and Compensation Committee considers recommendations from the Board, shareholders, and management. A shareholder who wishes to recommend a prospective nominee to the Board must send written notice to: Chair of the Nominating and Compensation Committee, 300 Phillipi Road, Columbus, Ohio 43228. The written notice shall include the prospective nominee’s name, age, business address, principal occupation, beneficial ownership of the Company’s common shares, information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such prospective nominee as a director, and any other information that is deemed relevant by the recommending shareholder. Shareholder recommendations that comply with these procedures and that meet the factors outlined above will receive the same consideration that the recommendations of the Board and management receive.

Pursuant to its written charter, the Nominating and Compensation Committee also has the authority to retain consultants and search firms to assist in the process of identifying and evaluating candidates and to approve the fees and other retention terms for any such consultant or search firm. No such consultant or search firm has been used to date and, accordingly, no fees have been paid to any such consultant or search firm.

After completing the evaluation of a prospective nominee, the Nominating and Compensation Committee may make a recommendation to the full Board that the targeted individual be nominated by the Board, and the Board shall decide whether to approve a nominee after considering the recommendation and report of the Committee. Any invitation to join the Board will be extended through the chair of the Nominating and Compensation Committee and the Company’s CEO, after approval by the full Board.

Following the resignation of Albert J. Bell from the Board on August 17, 2004, the Board directed the Nominating and Compensation Committee to conduct a search for a new director. The Nominating and Compensation Committee identified and recommended Mr. Tener. The Board appointed Mr. Tener to fill the Board vacancy effective January 30, 2005.

Director Compensation

Base Compensation

Pursuant to arrangements with the Company, each director who is not an officer of the Company and who is not involved in the daily affairs of managing the Company (“outside director”) receives an annual retainer and a fee for each Board and committee meeting attended, including for the ad hoc Search Committee. In fiscal 2004, the annual retainer was $30,000, and the meeting fee was $1,000 for each Board or committee meeting attended in person and $500 for each Board or committee meeting attended by telephone. During fiscal 2004, seven directors, Messrs. Berman, Kollat, Tishkoff, Mallott, Mansour and Solt, and Ms. Lauderback, qualified as outside directors and, thus, were parties to such arrangements.

Effective January 30, 2005, base compensation for outside directors was modified and now consists of: an annual retainer of $36,000; an annual retainer of $4,000 for the chair of the Audit Committee; an annual retainer of $2,000 for the chair of each of the Board’s other committees; $1,500 for each Board meeting attended in person; $1,000 for each committee meeting attended in person; $500 for each Board or committee meeting attended telephonically; and the ability to have the Company consider making a donation of up to $10,000 annually to a charity recommended by the director.

Stock Options

In addition to base compensation, outside directors receive stock option grants under the Big Lots Director Stock Option Plan (“Director Stock Option Plan”). During fiscal 2004, each of the seven outside directors received an option to acquire 10,000 common shares of the Company pursuant to the Director Stock Option

Plan. The Director Stock Option Plan is administered by the Nominating and Compensation Committee pursuant to an established formula. The number of common shares available under the Director Stock Option Plan initially consisted of the original allocation of 500,000 common shares (781,250 shares as adjusted to account for the five for four stock splits which occurred in December 1996 and June 1997). Neither the Board nor the Nominating and Compensation Committee exercise any discretion in administering the Director Stock Option Plan, and the administration performed by the Nominating and Compensation Committee is ministerial in nature. The formula which governs the grant of stock options to eligible participants may be amended by the Board, but not more frequently than once in any six month period. Under the current formula, each of the eligible outside directors are granted annually an option to acquire 10,000 of the Company’s common shares, for an exercise price equal to the fair market value on the date of grant. Each annual grant occurs on the last day of the quarterly trading period next following the Annual Meeting of Shareholders.

Stock options granted under the Director Stock Option Plan become exercisable over three years beginning upon the first anniversary of the grant date, whereby the stock option becomes exercisable for 20% of the shares on the first anniversary, 60% on the second anniversary, and 100% on the third anniversary. Stock options automatically terminate 10 years and one month following the date of grant. An optionee may exercise and dispose of a stock option only during specific quarterly trading periods, and only if at all times during the period beginning on the date such stock option was granted and ending on the day three months before the date of exercise, he or she was a director of the Company. Stock options granted under the Director Stock Option Plan are not transferable other than by will or the laws of descent and distribution.

Code of Business Conduct and Ethics & Code of Ethics for Financial Professionals

The Company has a Code of Business Conduct and Ethics, which is applicable to all of the Company’s associates, including the directors, the principal executive officer, the principal financial officer and the principal accounting officer. The Company has a separate Code of Ethics for Financial Professionals for its CEO, Chief Administrative Officer, and all other Senior Financial Officers (as that term is defined therein), which contains provisions specifically applicable to the individuals serving in those positions. Both the Code of Business Conduct and Ethics and the Code of Ethics for Financial Professionals are available on the Company’s website at www.biglots.com under the “Investor Relations — Governance” caption. A copy may also be obtained, without charge, upon written request of the Company’s Corporate Secretary. The Company intends to post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to the Company’s directors and executive officers) or to the Code of Ethics for Financial Professionals at this location on its website.

Shareholder Communications to the Board

Shareholders and other parties interested in communicating directly with the Board or with the outside directors as a group may do so by choosing one of the following options:

Call the Board at:	(866) 834-7325
Write to the Board at:	Big Lots Board of Directors, 300 Phillipi Road, Columbus, Ohio 43228-5311
E-mail the Board at:	www.ci-wackenhut.com/getreal.htm

Under a process approved by the Corporate Governance Committee for handling correspondence received by the Company and addressed to outside directors, the Office of the General Counsel of the Company reviews all such correspondence and forwards to the Board a summary and/or copies of any such correspondence that, in the opinion of the General Counsel, deals with the functions of the Board or Committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is directed to members of the Board and request copies of any such correspondence. Concerns relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Concerns relating to the Board or members of senior management will be referred to the members of the Corporate Governance Committee. Those parties sending written communications to the Board will receive a written acknowledgement upon the Company’s receipt of the communication. Parties submitting communications to the Board may choose to do so anonymously or confidentially.

STOCK OWNERSHIP

Ownership of Company Stock by Certain Beneficial Owners and Management

The following table sets forth certain information with regard to the beneficial ownership of the common shares of the Company by each holder of more than 5% of such common shares, each director, each of the executive officers named in the Summary Compensation Table, and all executive officers and directors of the Company as a group. The assessment of holders of more than 5% of the Company’s common shares is based on a review of and reliance upon filings with the SEC. Except as otherwise indicated, all information is as of February 22, 2005.

Name of Beneficial Owner or Identity of Group	Amount and Nature of Beneficial Ownership(8)(9)	Percent of Outstanding Common Shares
Albert J. Bell	0	*
Sheldon M. Berman (1)	63,375	*
David T. Kollat	147,846	*
Kent Larsson	303,955	*
Brenda J. Lauderback	33,300	*
Philip E. Mallott	4,500	*
Ned Mansour	10,000	*
John C. Martin	80,708	*
Donald A. Mierzwa	372,925	*
Michael J. Potter	1,269,830	1.1%
Russell Solt	4,000	*
James R. Tener	0	*
Dennis B. Tishkoff	51,235	*
Brad A. Waite	534,538	*
FMR Corp. (2)	14,978,119	13.3%
Cooke & Bieler, L.P. (3)	11,356,949	10.1%
Capital Research and Management Company (4)	10,921,400	9.7%
First Pacific Advisors, Inc. (5)	10,514,700	9.3%
Royce & Associates, LLC (6)	7,789,500	6.9%
Mac-Per-Wolf Company (7)	7,678,293	6.8%
All directors & executive officers as a group (18 persons)	3,062,385	2.7%

*	Represents less than 1.0% of the outstanding common shares.

(1)	Includes 5,468 common shares owned by Xtreem Creative, Inc., of which Mr. Berman serves as Chairman, Chief Executive Officer and President.

(2)	In its joint statement on Schedule 13G filed on February 14, 2005, with Edward C. Johnson III and Abigail P. Johnson, FMR Corp. stated that it beneficially owned the number of common shares reported in the table as of December 31, 2004, which number includes 14,394,526 shares (12.8% of the common shares at that date) beneficially owned by Fidelity Management & Research Company in its capacity as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, and 583,593 shares beneficially owned by Fidelity Management Trust Company as a result of its serving as investment manager for various institutional accounts. Of the common shares reported in the table above, FMR Corp. has sole voting power over 514,793 shares and sole dispositive power over all 14,978,119 shares.

(3)	In its Schedule 13G filed on January 7, 2005, Cooke & Bieler, L.P. stated that it beneficially owned the number of common shares reported in the table as of December 31, 2004, had no sole voting power over the shares, shared voting power over 6,746,679 of the shares, no sole dispositive power over the shares, and shared dispositive power over all of the shares.

(4)	In its joint statement on Schedule 13G filed on February 11, 2005, with The Growth Fund of America, Inc., Capital Research and Management Company stated that it beneficially owned the number of common shares reported in the table as of December 31, 2004, had no voting power over any of the shares and sole dispositive power over all the shares, and that The Growth Fund of America, Inc. had sole voting power over 6,650,000 common shares (5.9% of the common shares at that date) and no dispositive power over any of the shares.

(5)	In its Schedule 13G filed on February 11, 2005, First Pacific Advisors, Inc. stated that it beneficially owned the number of common shares reported in the table as of December 31, 2004, had shared voting power over 3,381,500 of the shares and shared dispositive power over all the shares.

(6)	In its Schedule 13G filed on January 21, 2005, Royce & Associates, LLC stated that it beneficially owned the number of common shares reported in the table as of December 31, 2004, and had sole voting power and sole dispositive power over all of the shares.

(7)	In its Schedule 13G filed on January 31, 2005, Mac-Per-Wolf Company stated that it beneficially owned the number of common shares reported in the table as of December 31, 2004, and had sole voting and sole dispositive power over all of the shares. The Schedule 13G was filed on behalf of two subsidiaries of Mac-Per-Wolf Company, PWMCO, LLC and Perkins, Wolf, McDonnell and Company, LLC.

(8)	The persons named in the table have sole voting power and dispositive power with respect to all common shares of the Company shown as beneficially owned by them, except as otherwise stated in the footnotes to this table. The amounts set forth in the table are adjusted to account for the five for four stock splits which occurred in December 1996 and June 1997, and include common shares that may be acquired within 60 days of the record date under stock options exercisable within that period. Of the common shares reported for Messrs. Bell, Berman, Kollat, Larsson, Mallott, Mansour, Martin, Mierzwa, Potter, Solt, Tener, Tishkoff and Waite, Ms. Lauderback, and for all directors and executive officers as a group, 0, 48,626, 48,626, 260,375, 2,000, 2,000, 30,000, 363,125, 1,197,812, 2,000, 0, 48,626, 463,125, 33,000, and 2,647,015, respectively, are common shares which may be acquired within 60 days of the record date under stock options exercisable within that period. Percentage ownership was based on common shares of the Company outstanding at February 22, 2005, unless otherwise stated.

(9)	The beneficial ownership of Messrs. Bell, Larsson, Martin, Mierzwa, Potter, and Waite includes 0, 5,142, 618, 6,374, 28,579, and 14,889 common shares, respectively, in contributions to the Big Lots Supplemental Savings Plan, which contributions are reflected as investments in phantom units of the Company’s common shares.

The addresses of the persons shown in the table above as a beneficial owner of more than 5% of the Company’s common shares are as follows: FMR Corp., Fidelity Management & Research Company, and Fidelity Management Trust Company, 82 Devonshire Street, Boston, MA 02109; Cooke & Bieler, L.P., 1700 Market Street, Philadelphia, PA 19103; Capital Research and Management Company, 333 South Hope Street, Los Angeles, CA 90071; First Pacific Advisors, Inc., 11400 West Olympic Boulevard, Suite 1200, Los Angeles, CA 90064; Royce & Associates, LLC, 1414 Avenue of the Americas, New York, NY 10019; and Mac-Per-Wolf Company, 310 South Michigan Avenue, Suite 2600, Chicago, IL 60604.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of the Company’s outstanding common shares, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common shares of the Company. Executive officers, directors and greater than 10% shareholders are required by the regulations of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Based upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors, executive officers and 10% shareholders complied during fiscal 2004 with the reporting requirements of Section 16(a) of the Exchange Act.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the Report of the Audit Committee, the Nominating and Compensation Committee Report on Executive Compensation, and the performance graph shall not be deemed to be incorporated by reference into any such filing.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (referred to as the “Committee” for purposes of this Report) assists the Board in fulfilling its oversight responsibility with respect to the integrity of the Company’s accounting, auditing and reporting processes. Annually, the Committee selects the Company’s independent auditors. Deloitte & Touche LLP was selected as the Company’s independent auditors for fiscal 2004. As of the date of the Proxy Statement, no independent auditor has been selected for the fiscal year ending January 28, 2006 (“fiscal 2005”), as the Committee believes it to be in the Company’s best interest to delay its selection until a reasonable time following the completion of the fiscal 2004 audit.

The Committee consists of three outside directors of the Board. The Company’s common shares are listed on the NYSE. The members of the Committee have been reviewed by the Board and determined to be independent within the meaning of SEC regulations and the listing standards of the NYSE.

The charter of the Committee specifies that the purpose of the Committee is to assist the Board in its oversight of:

•	the integrity of the Company’s financial statements and financial reporting process, and the Company’s systems of internal accounting and financial controls;

•	the Company’s compliance with legal and regulatory requirements, including the Company’s disclosure controls and procedures;

•	the annual independent audit of the Company’s financial statements, the engagement of the independent auditor, and the evaluation of the independent auditor’s qualifications, independence and performance;

•	the performance of the Company’s internal audit function;

•	the evaluation of enterprise risk issues; and

•	the fulfillment of other responsibilities set forth in its charter.

The full text of the Committee’s charter is available on the Company’s website at www.biglots.com under the “Investor Relations — Governance” caption. The Committee regularly reviews its responsibilities as outlined in its charter, prepares an annual agenda to include all of its responsibilities, conducts a self-assessment and review of the charter annually, and believes it fulfilled its responsibilities thereunder in fiscal 2004.

The Committee met eleven times during fiscal 2004. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management. The Committee also meets in executive session without the presence of anyone else, whenever appropriate.

During the course of fiscal 2004, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Committee was apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management and Deloitte & Touche LLP at each regularly scheduled Committee meeting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for fiscal 2004, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the Company’s consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and

(iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2005.

The Committee has reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP. Management has the primary responsibility for the financial statements and the reporting process. The Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended. The Committee has received written disclosures and a letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed the independence of Deloitte & Touche LLP with Deloitte & Touche LLP.

The Committee has also considered whether Deloitte & Touche LLP’s provision of any non-audit services to the Company is compatible with maintaining the independence of Deloitte & Touche LLP. Consistent with the Committee’s Audit and Non-Audit Services Pre-Approval Policy, all audit and non-audit services rendered by Deloitte & Touche LLP in fiscal 2004, including the related fees, were pre-approved by the Committee. Under the policy, the Committee is required to pre-approve all audit and permissible non-audit services performed by the independent auditor in order to assure that the provision of those services does not impair the independent auditor’s independence. Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization. The Committee requires the independent auditor and management to report on the actual fees incurred for each category of service at Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services which have not been approved. In those instances, the Committee requires specific pre-approval before engaging the independent auditor. The Committee may delegate pre-approval authority to one or more of its members for those instances when pre-approval is needed prior to a scheduled Committee meeting. The member or members to whom pre-approval authority is delegated must report any pre-approval decisions to the Committee at its next scheduled meeting.

The fees incurred by the Company for the professional services rendered by Deloitte & Touche LLP during the two most recently completed fiscal years were as follows:

	Fiscal 2004	Fiscal 2003
Audit Fees	$1,367,000	$436,000
Audit-Related Fees (a)	$120,000	$67,000
Tax Fees (b)	$114,000	$148,000
All Other Fees	$0	$0

(a)	Principally consists of audits of employee benefit plans, accounting consultation, and nonrecurring services related to compliance with the Sarbanes-Oxley Act of 2002.

(b)	Principally consists of tax return preparation, tax planning, and tax compliance services.

The Committee has also reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. Based on all of these discussions and a review of all the items delivered, the undersigned members of the Committee recommended to the Board that it approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal 2004, for filing with the SEC.

Members of the Audit Committee

Philip E. Mallott, Chair
Brenda J. Lauderback
Russell Solt

NOMINATING AND COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The compensation program for the Company’s executive officers, including the CEO and the other executive officers named in the Summary Compensation Table (the “Named Executive Officers”), is administered by the Nominating and Compensation Committee of the Board (referred to as the “Committee” for purposes of this Report). The role of the Committee includes establishing and implementing the philosophy, policies and procedures applicable to the Company’s executive compensation program; reviewing and approving all executive officers’ compensation; administering the Company’s equity-based compensation plans and approving grants made to executive officers thereunder; and reporting on the entirety of the executive compensation program to the Board. The Committee’s charter reflects these responsibilities, and the Committee and the Board periodically review the charter and revise it as needed. The charter is available on the Company’s website at www.biglots.com under the “Investor Relations — Governance” caption.

The Committee’s membership is determined by the Board and is composed of three outside directors who are independent within the meaning of the listing standards of the NYSE. The Committee meets at scheduled times during the year and as otherwise needed. The Committee Chair reports on Committee actions and recommendations at Board meetings. The Company’s Human Resources Department and a management working group support the Committee’s efforts and in some cases act pursuant to delegated authority to fulfill various functions in administering the Company’s compensation programs. In addition, the Committee has the authority to engage the services of outside advisers, experts and others to assist the Committee. As discussed in greater detail below, in fiscal 2004, the Committee engaged an outside compensation consulting firm to assist the Committee in its review of the compensation program for executive officers and other members of management.

Committee Meetings

In fiscal 2004, the Committee met four times with 100% attendance. At the first Committee meeting during the year, all components of the CEO’s and other Named Executive Officers’ compensation were reviewed and analyzed. Information concerning the CEO’s and other Named Executive Officers’ compensation was distributed prior to the meeting to insure that the Committee members had time to ask for additional information, raise questions, and further discuss the compensation amount.

Compensation Philosophy

The Committee’s general compensation philosophy is that total compensation should vary with the Company’s performance in achieving financial and non-financial objectives, and any incentive compensation should be closely aligned with the shareholders’ interests. This philosophy applies to all of the Company’s full-time, salaried employees, with a more significant level of variability and compensation at risk as an employee’s level of responsibility increases.

The Committee believes that the strong performance of its executive officers is a key to the Company’s success. Consequently, the Committee has adopted compensation incentives, both short-term and long-term, with a goal of maximizing shareholder value. The Committee feels that these incentives should be implemented with a high degree of responsiveness to the performance of the Company. To achieve this responsiveness, importance is placed upon executive officer participation in the Company’s performance through equity ownership, and through bonus opportunities based upon the Company’s performance. Guided by principles that reinforce the Company’s pay-for-performance philosophy, the primary compensation components for all executive officers, including the CEO and the other Named Executive Officers, consist of salary, bonus opportunities under the Company’s 1998 Key Associate Annual Incentive Compensation Plan, as amended (the “Bonus Plan”), and non-qualified stock options granted under the Big Lots, Inc. 1996 Performance Incentive Plan, as amended (the “1996 Incentive Plan”). The Committee believes these components properly align the financial interests and success of executive officers with those of the shareholders. In addition, executive officers are entitled to certain benefits according to the Company’s policies and under the Company’s health and welfare plans.

In fiscal 2004, the Committee engaged in a review of the executive compensation program and the philosophy driving the program, with the goal of ensuring the appropriate mix of fixed and variable compensation linked to individual and Company performance. In the course of this review, the Committee sought the advice of an outside compensation consultant and Company management. The Committee also identified the key strategic compensation design priorities for the Company: align executive officer compensation with shareholder interests; inspire and reward superior performance by executives and the Company; retain executive officers by paying them competitively; motivate executive officers to contribute to the Company’s success and reward them for their performance; manage executive compensation costs; and continue to focus on corporate governance. The Committee also considered whether any changes should be made to the Company’s cash and equity compensation programs in support of these strategic priorities. With the exception of the restricted stock awards discussed below, the Committee chose not to employ equity vehicles that differ between the executive officers and the broad-based employee population. Instead, it endorsed the continued use of stock options as long-term incentives and for the retention for many employees, including executive officers. This review confirmed that the Company’s compensation program strongly supports and reflects the Committee’s compensation philosophy and strategic design priorities, both on a cash and equity incentive basis.

In connection with the Committee’s fiscal 2004 review, the outside compensation consultant provided an independent analysis of the Company’s executive compensation program and practices. The analysis completed by the outside consultant, as corroborated by the Committee and management, included a review of the salaries, bonus opportunities, and annual stock option awards of the Company’s executives. Both the Committee’s review and the outside consultant’s observations suggest that the Company’s executive compensation program has a high proportion of total compensation delivered through pay-for-performance incentive and long-term equity compensation.

Executive Compensation Practices

The Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the CEO, the other Named Executive Officers, and the Company’s other executive officers. Each year the Committee surveys the executive compensation practices of selected Standard & Poor’s Retail Stores Index companies and other companies with similar revenues. Included in this competitive set are discount retailers, dollar stores, deep discount drugstore chains, traditional retailers, and specialty retailers. The Committee’s practice is to target direct compensation levels for the Company’s executives at a competitive level when compared with total direct compensation of surveyed companies, adjusted to the Columbus, Ohio market when possible. Total direct compensation includes salary, bonus at the targeted level, and equity incentives. Overall individual performance is measured against the following factors, though these factors vary as required by business conditions:

•	long-term strategic goals;

•	short-term business goals;

•	revenue and profit goals;

•	improving operating margins;

•	revenue growth versus the industry;

•	earnings-per-share growth;

•	continued optimization of organizational effectiveness and productivity;

•	the development of talent and leadership throughout the Company; and

•	the fostering of teamwork and other Company values.

In setting the goals and measuring an executive’s performance against those goals, the Committee also considers the performance of its competitors and general economic and market conditions. None of the factors used by the Committee are assigned a specific weight. Instead, the Committee recognizes that the relative importance of these factors may change in order to adapt the Company’s operations to specific business challenges and to reflect the changing economic and marketplace conditions. The success of each executive’s efforts and their benefits to the Company cannot, of course, be quantifiably measured, but the Committee believes they are vital to the Company’s continuing success.

Executive Compensation Components

The compensation program for the company’s executive officers, including the CEO and the other Named Executive Officers, consists of the following four components:

•	salary;

•	bonus;

•	equity; and

•	benefits.

The Company’s executive officers, including the CEO and the other Named Executive Officers, are not provided with compensation outside of these components. The Committee believes this is important in order to establish an egalitarian culture that places value on the contributions of all of the Company’s employees.

Salary

Salary is base cash compensation and is determined by the competitive market and individual performance. Salary for each executive officer is established each year based on a salary range that corresponds to the executive’s job responsibilities and overall individual job performance. A minimum salary for the CEO and each other Named Executive Officer has been established by their respective employment agreements.

Bonus

The Bonus Plan provides for cash compensation to be paid annually when certain performance targets are achieved. No right to a minimum bonus exists under the Bonus Plan. Bonuses are only paid when the Company achieves specific performance targets established by the Committee. The Committee derives its bonus targets and defines the bonus goals (e.g., floor, target and stretch) from the Company’s planned earnings for the fiscal year, as approved by the Board at the start of the fiscal year. The establishment of the Company’s performance targets remains solely in the Committee’s discretion.

Bonus goals are determined as a percentage of salary. The baseline percentage of salary for the CEO and each of the other Named Executive Officers has been established by their respective employment agreements. For executives other than the CEO and the other Named Executive Officers, the percentage of salary approved by the Committee is set by position level and is subjectively determined.

During fiscal 2004, the Company’s executives, including the CEO and the other Named Executive Officers, participated in the Bonus Plan; however, no bonuses were paid under the Bonus Plan as the performance targets established by the Committee were not met.

Equity

The 1996 Incentive Plan is designed to encourage creation of long-term value for the Company’s shareholders and equity ownership by the Company’s executive officers, including the CEO and the other Named Executive Officers. Each stock option grant allows the executive to acquire common shares of the Company, subject to the completion of a five-year vesting period, and continued employment with the Company. Once vested, these common shares may be acquired at a fixed price per share (the market price on the grant date) and remain exercisable for the term set by the Committee, which has historically been 10 years from the grant date. An executive’s grant amount, if any, is made at the Committee’s discretion and is based on competitive market conditions, the position of the executive, and individual and Company performance. During fiscal 2004, the Company made stock option grants to the Company’s executives, including the CEO and the other Named Executive Officers, under the 1996 Incentive Plan.

During fiscal 2004, the Company also made restricted stock grants to certain of the Company’s executive officers, including Brad A. Waite and John C. Martin, both of whom are Named Executive Officers, under the 1996 Incentive Plan. The restricted stock is held in escrow and will vest annually on the anniversary date of the grant over a three year period. The restricted stock grants will fully vest if the executive officer is involuntarily terminated for any reason other than cause before the lapse of such three year period. The restricted stock grants will be forfeited, in whole or in part, as applicable, if the executive officer voluntarily terminates his or her employment or if the executive officer is involuntarily terminated for cause.

Benefits

The Company’s philosophy is to offer employees protection from catastrophic events by offering health and welfare benefits under the Big Lots Associate Benefit Plan (the “Benefit Plan”). Where applicable, employees are responsible for managing benefit choices and balancing their own level of risk and return. During fiscal 2004, the Company offered medical and other benefits to its executives, including the CEO and the other Named Executive Officers, that are generally available to other of its employees under the Benefit Plan, plus the opportunity to participate in the Big Lots Executive Benefit Plan (the “Executive Benefit Plan”). The Executive Benefit Plan is a supplemental health benefit plan that reimburses participants for medical costs incurred but not covered under the Benefit Plan, up to an annual maximum reimbursement of $40,000 per participant. Amounts received by participants in the Executive Benefit Plan are treated as taxable income. The Company reimburses each executive receiving taxable benefits under the Executive Benefit Plan for the approximate amount of the executive’s income and payroll tax liability relating to the benefits received.

The Company also provides executive officers with certain personal benefits. Personal benefits that are generally available to all officers at or above the level of vice president include the option of using a Company automobile or accepting a monthly allowance, and the use of a cellular telephone and a personal digital assistant. Additionally, the Company provides certain other personal benefits consistent with programs offered to substantially all of the Company’s salaried employees, including discounted purchases at the Company’s stores and tuition reimbursement.

Comprehensive Review Process

During fiscal 2004, the Committee reviewed all components of the executive officers’, including the CEO’s and the other Named Executive Officers’, compensation — salary, bonus, equity and benefits — as well as the accumulated realized and unrealized stock option gains. Additionally, the Committee analyzed the market competitiveness and effectiveness of the design of the Company’s executive compensation program, and examined the 1996 Incentive Plan and considered several alternative equity compensation programs to replace the 1996 Incentive Plan following its expiration in 2005, including the 2005 Incentive Plan discussed below. In order to assist with these deliberations, the Committee engaged an outside compensation consulting firm.

With respect to the salary component of the Company’s executive compensation program, the Committee reviewed the salaries of the Company’s top 11 compensated executives and salary survey information from the competitive market. When considering adjustments in base salary, the Committee considered several factors, including compensation history of the executive, market data and competitive factors.

As part of its review of the bonus component of the Company’s executive compensation program, the Committee certified before payment the bonuses paid to the Company’s executives, including the CEO and the other Named Executive Officers, for performance in the fiscal year ended January 31, 2004 (“fiscal 2003”) in accordance with the Bonus Plan and according to the performance targets set by the Committee at the start of fiscal 2003. For fiscal 2004, the Committee considered the various indicia of Company achievement in order to establish meaningful performance targets under the Bonus Plan. The Committee chose to use a formula based on the executive’s salary and a measure of the Company’s income. To determine whether executives were eligible to receive and the amounts of each executive’s bonus for fiscal 2004, each executive’s salary was multiplied by a payout percentage corresponding to a performance target set by the Committee. The target established by the Committee for fiscal 2004 was based on the greater of (i) income from continuing operations, (ii) income (loss) from continuing operations before extraordinary items and/or the cumulative effect of a change in accounting principle, (iii) income before extraordinary items, and (iv) net income, with each such measure being adjusted to remove the effect of unusual or non-recurring event items. In making adjustments to remove the effect of unusual or non-recurring event items, the Committee took into account: asset impairments under Statement of Financial Accounting Standards No. 144, as amended or superseded; acquisition-related charges; accruals for restructuring and/or reorganization program charges; merger integration costs; merger transaction costs; any loss attributable to the business operations of any entity or entities acquired during fiscal 2004; tax settlement charges; any extraordinary, unusual in nature, infrequent in occurrence, or other non-recurring item charges (not otherwise listed) as described in Accounting Principles Board Opinion No. 30; any extraordinary, unusual in nature, infrequent in occurrence, or other non-recurring item charges (not otherwise listed) in management’s discussion and analysis of financial condition and results of operations, selected financial data, financial statements and/or in the footnotes to financial statements, each as appearing in the annual report to shareholders; unrealized losses on investments; charges related to derivative transactions contemplated by Statement of Financial Accounting Standards No. 133, as amended or superseded (such as the amendment by Statement 138, if applicable); and/or compensation charges related to stock option activity.

The Committee also allows bonus payouts at lower than target levels (floor) and greater than target levels (stretch). The Committee believes the performance targets established for fiscal 2004 bear a strong relationship to its philosophy of tying executive compensation to shareholder value. The Committee’s aim in setting the bonus objectives was to reward Bonus Plan participants while generating substantial free cash flow and strong earnings growth for the Company.

In light of the Company’s performance in fiscal 2004, the total executive cash compensation remained below the market average, because the Committee’s philosophy requires that the Company consistently perform at high levels to deliver at or above-market compensation. Based on its review, the Committee finds the CEO’s and the other Named Executive Officers’ total compensation to be reasonable and not excessive. It should be noted that when the Committee considers any component of the CEO’s or another Named Executive Officer’s total compensation, the aggregate amounts and mix of all the components, including accumulated (realized and unrealized) stock option gains are taken into consideration in the Committee’s decisions.

2005 Incentive Plan

At the Annual Meeting, shareholders will be asked to approve the 2005 Incentive Plan. The key features of the 2005 Incentive Plan are set forth in greater detail under Proposal Two of this Proxy Statement.

All salaried employees, consultants and advisors of the Company are eligible to participate in the 2005 Incentive Plan. The 2005 Incentive Plan permits the grant of stock options, stock appreciation rights, performance units, restricted stock, and restricted stock units. The Committee believes that this will provide the Company with the flexibility necessary to provide competitive equity-based compensation in an evolving regulatory and competitive practices framework. In addition to a carryover of the authorized but unissued common shares of the Company remaining under the 1996 Incentive Plan, the 2005 Incentive Plan authorizes the grant of up to 1,250,000 common shares of the Company in the form of incentive awards, plus an additional 0.75% of the total number of issued common shares (including treasury shares) as of the start of each of the Company’s fiscal years that the 2005 Incentive Plan is in effect. The Committee expects this to be sufficient to meet the Company’s needs for equity-based compensation awards for approximately seven years. The Committee believes that the 2005 Incentive Plan reflects leading compensation and governance practices.

Internal Pay Equity

In the process of reviewing each component of compensation separately, and in the aggregate, the Committee directs the Company’s Human Resources Department to prepare a summary showing the relative compensation of each level of management (e.g., between the CEO and other Named Executive Officers, and then between the CEO and the lower levels of executives). The comparison includes all components of compensation. The Committee believes that the relative difference between CEO compensation and the compensation of the Company’s other executives has not increased significantly over the years.

Compensation for the Chief Executive Officer in Fiscal 2004

Mr. Potter has served as CEO, President and Chairman of the Board since June 2000. The Committee followed the philosophy and practices described above to determine his fiscal 2004 compensation. In setting both the cash-based and equity-based elements of Mr. Potter’s compensation, the Committee made an overall assessment of his leadership in establishing the Company’s long-term and short-term strategic, operational and business goals. Additionally, as part of the review process, the Committee assessed: the Company’s planned and actual increase in pretax income, market performance of its common shares, business growth and the achievement of other previously established non-financial criteria; the Company’s financial and business results compared to the other companies within the retail industry; the Company’s market competitiveness as measured by customer feedback; and the health of the Company as measured by employee surveys and the ability to attract and retain key talent.

Mr. Potter’s total compensation reflects a consideration of both competitive forces and the Company’s performance. The resulting total compensation package was competitive with CEOs at companies in the competitive market.

In January 2005, the Company announced that Mr. Potter will transition from his role as CEO and President to the newly created position of Chief Strategy Officer (“CSO”). In connection with the transition plan, Mr. Potter’s June 26, 2000 employment agreement (the “Old Employment Agreement”) was voluntarily terminated by Mr. Potter and the Company, and Mr. Potter entered into a new employment agreement with the Company on January 6, 2005 (the “New Employment Agreement”). Under the terms of the New Employment Agreement, Mr. Potter will continue as the Company’s CEO and President until a successor is appointed. Thereafter, he will become the Company’s CSO.

CEO Salary

Mr. Potter’s base salary was originally established by the Old Employment Agreement, which does not provide for automatic salary increases. Instead, such increases (if any) are made in the sole discretion of the Committee during its annual review process of the Company’s executive officers. The Committee has chosen not to adopt any specific schedule of salary increases, and may adjust Mr. Potter’s salary without regard to adjustments in the salaries of other executive officers of the Company. Generally, the Committee will look to the factors described above in determining the amount of Mr. Potter’s salary increase. The Committee does not weight such factors in advance or tie Mr. Potter’s salary to specific performance criteria. For fiscal 2004, the Committee set Mr. Potter’s salary at $765,000.

The New Employment Agreement provides Mr. Potter with a salary of $765,000 so long as he continues as CEO, and $382,500 once he becomes CSO. At the end of his service as CSO and consistent with the terms of the Old Employment Agreement, Mr. Potter will receive a payment of $765,000 in exchange for two-year non-competition and non-solicitation covenants.

CEO Bonus

As CEO, Mr. Potter’s bonus is determined in accordance with the Bonus Plan. Under the Bonus Plan, Mr. Potter’s bonus is based upon the Company’s achievement of specific performance targets established by the Committee. Although the Old Employment Agreement and the New Employment Agreement (so long as he remains CEO) each provide Mr. Potter with the opportunity to earn a target bonus equal to his salary and a stretch bonus equal to twice his salary (no right to a minimum bonus exists in either employment agreement), the establishment of the Company’s performance targets applicable to his bonus goals are solely in the Committee’s discretion. As a result of the Company’s performance in fiscal 2004, Mr. Potter did not receive a bonus.

Under the New Employment Agreement, Mr. Potter’s bonus as CEO continues to be based upon the Company’s achievement of the performance targets established by the Committee in accordance with the Bonus Plan. Mr. Potter may receive, but has no right to, a bonus opportunity once he becomes CSO.

CEO Equity

The Committee believes that the grant of a significant quantity of stock options to Mr. Potter further links Mr. Potter’s interests with the interests of the shareholders. Consequently, Mr. Potter’s equity interests in the

Company, through stock options granted under the 1996 Incentive Plan, comprise his primary compensation and align his personal rewards and motivation with Company performance and shareholder value. Stock options are granted to Mr. Potter at the discretion of the Committee.

At the beginning of fiscal 2004, after considering the number of stock options previously granted to him and evaluating his total direct compensation compared to CEOs in the competitive market, the Committee determined that an award of a non-qualified stock option to purchase 350,000 common shares of the Company was appropriate. All of Mr. Potter’s stock options, including those granted in fiscal 2004, have an exercise price equal to the fair market value of the Company’s common shares at the date each stock option was granted and become exercisable over time during employment, in equal amounts over a five year period on the anniversary date of the grant.

While he continues as CEO and during his tenure as CSO, Mr. Potter may be granted equity awards under the 1996 Incentive Plan at the discretion of the Committee.

Compensation for Other Executive Officers in Fiscal 2004

Compensation for the Company’s non-CEO executive officers, including the other Named Executive Officers, is based on the Committee’s assessment of each executive’s contributions to the Company’s financial and non-financial goals. The Committee also considers the recommendation of, and relies upon information provided by, the CEO in making its assessment and reaching its decision with respect to non-CEO executive officers. As described above, the Committee undertakes a comprehensive review to align executive officers’ compensation with shareholders’ interests, reinforce the Company’s pay-for-performance philosophy, and adhere to the Committee’s overall compensation values.

Non-CEO Salary

The salaries paid to the other Named Executive Officers in fiscal 2004 are shown in the “Annual Compensation — Salary” column of the Summary Compensation Table. Each of the other Named Executive Officers is a party to an employment agreement with the Company. Although these employment agreements establish the other Named Executive Officers’ respective base salaries, the employment agreements do not provide for any automatic salary increases.

The salary component for the Company’s executive officers, other than the CEO and the other Named Executive Officers, is based upon competitive market data for comparable positions at similarly sized companies, as adjusted to reflect the experience and expertise of the individual. Salary adjustments are subjectively determined, and are not formally tied to Company performance.

Non-CEO Bonus

As shown in the “Annual Compensation — Bonus” column of the Summary Compensation Table, no bonuses were paid to the other Named Executive Officers in fiscal 2004. The bonus component for non-CEO executive officers is determined in accordance with the Bonus Plan. The bonus component for non-CEO executive officers consists of a percentage of salary earned as the Company achieves specific performance targets established by the Committee. Other than for the other Named Executive Officers, the percentage of salary is set by position level, and is subjectively determined. Each other Named Executive Officer’s employment agreement provides an opportunity to earn a target bonus and a stretch bonus (no right to a minimum bonus exists in the employment agreements).

As with the Company’s CEO, the establishment of the Company’s performance targets applicable to the other Named Executive Officers, as well as the bonus goals of the other non-CEO executive officers, remain solely in the Committee’s discretion. As a result of the Company’s performance in fiscal 2004, none of the Company’s non-CEO executive officers received a bonus.

In connection with Mr. Potter’s transition to CSO, the Company provided a retention package (the “Retention Package”) to certain executive officers (the “Affected Officers”), including Brad A. Waite and John C. Martin, both of whom are Named Executive Officers. The purpose of the Retention Package was to provide additional incentives for the Affected Officers to remain with the Company throughout the transition of the CEO position from Mr. Potter to his replacement. In accordance with the Retention Package, if the Affected Officer remains employed with the Company through February 1, 2006, or if the Affected Officer is involuntarily terminated before such date for any reason other than cause, he or she will receive a cash bonus. Mr. Waite’s bonus is equal to 75% of his base salary, and Mr. Martin’s bonus is equal to 60% of his base salary. The bonuses received by the Affected Officers pursuant to the Retention Package will reduce their respective bonuses which would be otherwise received under the Bonus Plan for fiscal 2005.

Non-CEO Equity

The stock options granted to the other Named Executive Officers in fiscal 2004 are shown in the “Long-Term Compensation — Awards” column of the Summary Compensation Table. The equity participation component for executive officers other than the CEO consists primarily of non-qualified stock options granted under the 1996 Incentive Plan. Stock options are typically granted at the beginning of each fiscal year during the Committee’s annual review process and in an amount determined by position and performance in the prior fiscal year. In addition, stock options are often granted in connection with the promotion of an individual to a greater level of responsibility. The number of common shares covered by each stock option grant is set in advance by position, subject to adjustment based upon the Committee’s subjective perception of the individual’s performance.

During fiscal 2004, the Company also granted the Affected Officers restricted common shares of the Company in connection with the Retention Package. The restricted stock grants were made in accordance with the 1996 Incentive Plan and are subject to a Restricted Stock Award Agreement dated January 6, 2005. The restricted stock is held in escrow and will vest annually over a three year period on the anniversary date of the grant. The restricted stock grants will fully vest if the Affected Officer is involuntarily terminated for any reason other than cause before the lapse of such three year period. The restricted stock grants will be forfeited, in whole or in part, as applicable, if the Affected Officer voluntarily terminates his or her employment or if the Affected Officer is involuntarily terminated for cause. Under the Retention Package, Messrs. Waite and Martin received 50,000 and 30,000 restricted common shares, respectively.

Deductibility of Annual Compensation over $1 Million

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the tax deductibility for income tax purposes of compensation paid to the Company’s CEO and the four other highest compensated executive officers (other than the CEO) in excess of $1 million. Compensation in excess of $1 million may be deducted if it is “performance-based” compensation within the meaning of the Code. For fiscal 2004, the Company believes it has taken the necessary actions to preserve the deductibility of all payments made under the Company’s bonus and equity compensation plans, with the possible exception of the bonuses and restricted stock grants made in connection with the Retention Package. As the Code or the regulations promulgated thereunder change, the Committee intends to take reasonable steps to ensure the continued deductibility of payments under the Company’s compensation plans while at the same time considering the goals of the Company’s executive compensation philosophy.

Summary

The Committee believes the Company’s compensation philosophy and program are designed to foster a performance-oriented culture that aligns employees’ interests with those of its shareholders. The Committee believes that the compensation of the Company’s executive officers is both appropriate and responsive to the goal of improving shareholder return.

Members of the Nominating and Compensation Committee

David T. Kollat, Chair
Philip E. Mallott
Dennis B. Tishkoff

EXECUTIVE COMPENSATION

Employment Agreements

The Company is a party to employment agreements with certain of its key executives. On June 26, 2000, Messrs. Potter and Bell entered into employment agreements, and, since July 29, 2002, Messrs. Larsson, Martin, Mierzwa and Waite have entered into employment agreements. In connection with his transition to CSO, Mr. Potter and the Company voluntarily terminated the Old Employment Agreement and entered into the New Employment Agreement. In connection with the termination of his employment with the Company, Mr. Bell’s employment agreement was terminated effective August 17, 2004, and he no longer has any rights thereunder. Including Mr. Potter’ New Employment Agreement, the employment agreements between the Company and the Named Executive Officers and certain of its other key executives are referred to as the “Key Executive Agreements.”

The terms of the Key Executive Agreements are substantially similar and they are described collectively herein except where their terms materially differ. The Key Executive Agreements are intended to assure the Company that it will have the continued dedication, undivided loyalty, and objective advice and counsel from these key executives in the event of a proposed transaction, or the threat of a transaction, which could result in a change of control of the Company. Annually, the Nominating and Compensation Committee reviews the performance of each key executive to determine whether the key executive’s salary and bonus should be adjusted.

Under the terms of his 2005 Key Executive Agreement, Mr. Potter will continue as the Company’s CEO and President until a successor is appointed. Thereafter, he will become the Company’s CSO for up to a period of two years, unless extended for a longer term. As CSO, he will report directly to the Board and focus on assisting the successor CEO to transition into his or her new position and perform such services as may be reasonably requested by the Board. Mr. Potter will be eligible for: (a) an annual bonus under the Bonus Plan so long as he continues as CEO; (b) equity awards; and (c) continued participation in the Company’s benefit plans and such other programs as the Company provides for its employees. At the end of Mr. Potter’s service as CSO, he will receive a payment of $765,000 in exchange for two-year non-competition and non-solicitation covenants.

Under the terms of their Key Executive Agreements, Messrs. Larsson, Martin, Mierzwa and Waite are each to receive a minimum base salary of $350,000, $450,000, $350,000, and $405,000, respectively, which amounts are not subject to an automatic increase. As discussed in the Nominating and Compensation Committee Report on Executive Compensation, the salaries of the Named Executive Officers are determined annually by the Nominating and Compensation Committee.

Bonuses are not payable under the Key Executive Agreements unless the Company achieves a minimum threshold of its performance targets. Mr. Potter’s bonus is subject to a maximum of 200% of his base salary. For fiscal 2004, Messrs. Martin, Mierzwa and Waite’s bonuses were subject to a maximum of 120% of their respective base salaries, and Mr. Larsson’s bonus was subject to a maximum of 100% of his base salary. The Key Executive Agreements require that the key executive devote his full business time to the affairs of the Company and prohibit the key executive from competing with the Company during his employment and for a two-year period thereafter, in the case of Messrs. Potter and Bell, and during employment and for a one-year period thereafter, in the case of Messrs. Larsson, Martin, Mierzwa and Waite. The period is reduced to six months for all key executives in the event of termination of employment following a “Change of Control,” as such term is defined in the Key Executive Agreements.

Under the Key Executive Agreements, each of the key executives’ employment may be terminated by the Company for cause, as defined therein. If a key executive is terminated for cause, the Company has no further obligation to pay any compensation or to provide benefits to the key executive. Mr. Potter’s 2005 Key Executive Agreement allows the Company to terminate him without cause beginning one year after its effective date. If Mr. Potter is terminated without cause, he will become entitled to receive benefits for two years following his commencement as CSO, the payment for non-competition described above, and a pro-rata bonus for the fiscal year in which the action occurs, if any. Should Messrs. Larsson, Martin, Mierzwa or Waite

be terminated without cause, the affected key executive will become entitled to receive continued salary payments and benefits for one year and will receive a pro-rata bonus for the fiscal year in which the termination occurs, if any.

Mr. Potter’s 2005 Key Executive Agreement provides that in the event that a Change of Control occurs while he is CEO or during the first 12 months that he serves as CSO, his employment shall automatically terminate. Thereafter, he will receive a lump sum payment (net of any applicable withholding taxes) in an amount equal to two times his CEO salary and a stretch bonus equal to four times his CEO salary, and will be entitled to receive certain plan benefits for two years. In the case of Messrs. Larsson, Martin, Mierzwa and Waite, the Key Executive Agreements provide that in the event the key executive is terminated within 24 months of a Change of Control, the key executive will receive a lump sum payment (net of any applicable withholding taxes) in an amount equal to two years of the key executive’s then-current salary and two years of the key executive’s then-current annual stretch bonus, and will be entitled to receive certain plan benefits for one year.

A Change of Control of the Company would also cause each of the key executives to receive a payment (the “Tax Gross-Up Amount”) in the amount necessary to hold them harmless from the effects of Section 280G and 4999 of the Code, which Code sections could subject the payments due under these Key Executive Agreements to excise tax liability (see the “Executive Change In Control Severance Agreements” section for more information). The compensation payable on account of a Change of Control may be subject to the deductibility limitations of Sections 162(m) and 280G of the Code.

Executive Change in Control Severance Agreements

Since April 18, 1989, the Company has maintained Executive Severance Agreements with many of its key officers and employees (currently approximately 80 persons). The agreements expire on the anniversary of their execution and are automatically extended on an annual basis unless the Company provides at least 90 days notice that any particular agreement will not be extended. The agreements provide for severance benefits if, within 24 months after a Change in Control (as defined in the agreements and below), the key officer or employee’s employment is terminated by the Company (other than for Cause, as defined in the agreements) or the key officer or employee resigns because of a material change in the circumstances of his or her employment. For purposes of the agreements, “Change in Control” means any one or more of the following: (i) any person or group (as defined for purposes of Section 13(d) of the Exchange Act) becomes the beneficial owner of, or has the right to acquire (by contract, stock option, warrant, conversion of convertible securities or otherwise), 20% or more of the outstanding equity securities of the Company entitled to vote for the election of directors; (ii) a majority of the Board is replaced within any period of two years or less by directors not nominated and approved by a majority of the directors in office at the beginning of such period (or their successors so nominated and approved), or a majority of the Board at any date consists of persons not so nominated and approved; or (iii) the shareholders of the Company approve an agreement to merge or consolidate with another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company’s assets (including without limitation, a plan of liquidation). Notwithstanding these provisions, the agreements provide that a Change in Control shall not result from a transaction in which the Company exchanges less than 50% of its then outstanding equity securities for 51% or more of the outstanding equity securities of another corporation. The agreements provide for the following severance benefits: (i) for certain key officers having a position of vice president (or above) of the Company (or its affiliates), a lump-sum payment equal to 200% of the key officer’s then-current annual salary and stretch bonus; or (ii) for other employees having a position of departmental director of the Company (or its affiliates), a lump-sum payment equal to 100% of the employee’s then-current annual salary and stretch bonus. Messrs. Potter, Larsson, Martin, Mierzwa, and Waite are not a party to such an agreement, but each has substantially similar provisions contained in his respective Key Executive Agreement. Mr. Bell’s previously terminated Key Executive Agreement also contained a substantially similar provision. The key officer or employee will also become entitled to reimbursement of legal fees and expenses incurred by the key officer or employee in seeking to enforce his or her rights under his or her agreement. Additionally, to the extent that payments to the key officer or employee pursuant to his or her agreement (together with any other amounts received by the key officer or employee in connection with a Change in Control) would result in triggering the provisions of Sections 280G and 4999 of the Code, each agreement provides for the payment of a Tax Gross-Up Amount such that the key officer or employee receives, net of excise taxes, the amount he or she would have been entitled to receive in the absence of the excise tax provided in Section 4999 of the Code. The compensation payable on account of a Change in Control may be subject to the deductibility limitations of Sections 162(m) and/or 280G of the Code. In addition, the 1996 Incentive Plan provides for immediate vesting of all outstanding stock options and common shares in the event of such a Change in Control (see the “Fiscal Year End Option Values” table).

Summary Compensation Table

The following Summary Compensation Table sets forth the individual compensation earned or paid to the Named Executive Officers (the Chief Executive Officer; each of the four other most highly compensated executive officers of the Company in fiscal 2004; and Mr. Bell who was an executive officer in fiscal 2004 and would have been one of the most highly compensated executive officers but for the fact that he was not an executive officer as of the end of fiscal 2004) for services rendered to the Company during each of the past three fiscal years.

	Annual Compensation				Long-Term Compensation
					Awards		Payouts
Name and Position	Fiscal Year	Salary ($)	Bonus ($)	Other ($)(a)	Restricted Stock Awards ($)(b)	Stock Options (#)(c)	Long-Term Incentive Payouts ($)	All Other Compensation ($)(d)(e)
Michael J. Potter	2004	762,692	0	—	—	350,000	—	15,362
Chairman of the Board, Chief	2003	742,346	412,500	—	—	350,000	—	13,053
Executive Officer and President	2002	700,000	1,400,000	—	—	325,000	—	13,425

John C. Martin (f)	2004	450,000	0	—	325,500	0	—	8,200
Executive Vice President,	2003	77,885	0	—	—	150,000	—	0
Merchandising	2002	—	—	—	—	—	—	—

Brad A. Waite	2004	408,193	0	56,017	542,500	75,000	—	19,795
Executive Vice President,	2003	387,757	128,700	—	—	75,000	—	16,621
Human Resources, Loss	2002	372,115	450,000	—	—	75,000	—	17,569
Prevention, Real Estate
and Risk Management

Donald A. Mierzwa	2004	358,488	0	—	—	50,000	—	29,739
Executive Vice President,	2003	350,067	115,500	—	—	50,000	—	25,183
Store Operations	2002	348,077	420,000	—	—	50,000	—	28,183

Kent A.W. Larsson	2004	350,027	0	—	—	30,000	—	36,255
Senior Vice President,	2003	350,067	115,500	—	—	50,000	—	32,055
Marketing	2002	348,077	420,000	—	—	50,000	—	35,640

Albert J. Bell (g)	2004	420,000	0	—	—	275,000	—	8,463
Former Vice Chairman of the Board	2003	696,193	385,000	—	—	275,000	—	14,098
and Chief Administrative Officer	2002	675,000	1,350,000	—	—	275,000	—	14,598

(a)	Includes payments received under the Executive Benefit Plan.

(b)	Restricted stock awards made pursuant to the 1996 Incentive Plan. Values shown in the above table are based on the closing market price of $10.85 for the Company’s common shares on January 6, 2005, the date of each grant. At the end of fiscal 2004, the restricted stock had a value, based on the closing market price of $11.16 for the Company’s common shares on January 29, 2005, of $558,000 for Mr. Waite’s 50,000 shares, and $334,800 for Mr. Martin’s 30,000 shares. The entirety of Messrs. Waite and Martin’s restricted stock holdings is limited to the awards made in fiscal 2004. The restricted stock is scheduled to vest equally over the first three anniversaries of the grant date and will fully vest if the grantee is involuntarily terminated for any reason other than cause before the lapse of such three year period. Dividends payable prior to the vesting of restricted stock are deferred until vesting occurs. The dividends will be forfeited if the restricted stock does not vest. Messrs. Potter, Bell, Mierzwa, and Larsson do not hold any restricted stock.

(c)	Non-qualified stock options granted pursuant to the 1996 Incentive Plan.

(d)	Company matching contribution pursuant to the Big Lots Savings Plan and/or the Big Lots, Inc. Supplemental Savings Plan. The matching contribution for Messrs. Potter, Waite, Mierzwa, and Larsson was $8,200 in fiscal 2004, $8,000 in fiscal 2003, and $8,000 in fiscal 2002. The matching contribution for Mr. Martin was $8,200 in fiscal 2004, $0 in fiscal 2003, and $0 in fiscal 2002. The matching contribution for Mr. Bell was $0 in fiscal 2004, $8,000 in fiscal 2003, and $8,000 in fiscal 2002.

(e)	Accruals pursuant to the Big Lots, Inc. Supplemental Pension Plan for fiscal 2004 for Messrs. Potter, Bell, Waite, Martin, Mierzwa, and Larsson were $7,162, $8,463, $11,595, $0, $21,539, and $28,055, respectively. Accruals for fiscal 2003 for Messrs. Potter, Bell, Waite, Martin, Mierzwa, and Larsson were $5,053, $6,098, $8,621, $0, $17,183, and $24,055, respectively. Accruals for fiscal 2002 for Messrs. Potter, Bell, Waite, Martin, Mierzwa, and Larsson were $5,425, $6,598, $9,569, $0, $20,183, and $27,640, respectively.

(f)	Mr. Martin’s employment with the Company commenced on December 1, 2003.

(g)	Mr. Bell’s employment with the Company terminated on August 17, 2004.

Option Grants During Fiscal 2004

The following table reflects the number and value of stock options granted to the Named Executive Officers in fiscal 2004.

	Individual Grants
	Securities Underlying Options Granted(#)(a)	Pct. Of Total Options Granted to Employees in Fiscal Year(b)	Exercise Price Per Share ($)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(c)
Name					5% ($)	10% ($)
Michael J. Potter	350,000	13.2%	15.05	02/23/2014	3,312,702	8,395,038
John C. Martin	0	0.0%	—	—	0	0
Brad A. Waite	75,000	2.8%	15.05	02/23/2014	709,865	1,798,937
Donald A. Mierzwa	50,000	1.9%	15.05	02/23/2014	473,243	1,199,291
Kent A.W. Larsson	30,000	1.1%	15.05	02/23/2014	283,946	719,575
Albert J. Bell	275,000	10.4%	15.05	02/23/2014	0	0

(a)	Stock options granted pursuant to the 1996 Incentive Plan. Vesting is over five years without regard to the attainment of any performance goals. Stock options were granted at the fair market value of the Company’s common shares on the grant date.

(b)	Based on 2,648,800 non-qualified stock options granted to all associates in fiscal 2004 pursuant to the 1996 Incentive Plan.

(c)	Assumes a respective 5% or 10% annualized appreciation in the underlying common share price from the date of grant to the expiration date less the aggregate exercise price. The ultimate amount realized will depend on the market value of the securities at a future date.

Option Exercises During Fiscal 2004 and Fiscal Year End Option Values

The following table reflects the aggregate stock option exercises by the Named Executive Officers during fiscal 2004 and number and value of exercisable and unexercisable stock options held by the Named Executive Officers at January 29, 2005.

			Unexercised Options at January 29, 2005
			Number of Options (#)		Value of In-the-Money Options (b)($)
Name	Number of Shares Acquired on Exercise	Value Realized (a)($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael J. Potter	7,813	12,501	951,875	1,005,000	23,362	86,800
John C. Martin	0	0	30,000	120,000	0	0
Brad A. Waite	3,124	6,873	394,064	240,000	7,025	18,600
Donald A. Mierzwa	23,438	39,541	331,562	160,000	9,750	12,400
Kent A.W. Larsson	3,125	6,881	225,000	140,000	3,100	12,400
Albert J. Bell	475,001	523,072	0	0	0	0

(a)	Difference between the aggregate sales prices on the dates of exercise and the aggregate stock option exercise prices.

(b)	The value of in-the-money unexercised stock options is based on the fair market value of the Company’s common shares ($11.16) at January 29, 2005, minus the aggregate stock option exercise prices.

Comparison of Five Year Total Shareholder Return

The following graph demonstrates a five year comparison of cumulative total return for the Company, the Standard & Poor’s 500 Index, and the Standard & Poor’s Retail Stores Composite Index.

	Jan. 2000 (a)	Jan. 2001	Jan. 2002	Jan. 2003	Jan. 2004	Jan. 2005
Big Lots, Inc.	$100.00	$ 87.57	$ 78.20	$ 90.18	$101.93	$ 80.51
S&P 500 Retailing	$100.00	$100.74	$109.26	$ 78.37	$117.15	$134.46
S&P 500 Index	$100.00	$100.37	$ 84.60	$ 65.59	$ 88.26	$ 92.98

(a)	Assumes $100 invested on January 28, 2000, in the Company’s common shares compared to the same amount invested in the other funds shown at the same time. Dividends, if any, are assumed to be reinvested.

Retirement Plans

Pension Plan and Trust

The Company maintains a funded noncontributory defined benefit pension plan (the “Pension Plan”) for all employees whose hire date precedes April 1, 1994, who have reached the age of 21 and who have worked for the Company for more than one year. The Pension Plan is intended to qualify under the Code and comply with the Employee Retirement Security Income Act of 1974, as amended. The amount of the Company’s annual contribution to the Pension Plan is actuarially determined to accumulate sufficient funds to maintain projected benefits. Effective January 1, 1993, the computation of annual retirement benefits payable upon retirement under the Pension Plan is 1% of final average annual compensation multiplied by the years of service up to a maximum of 25. This benefit is payable when a participant reaches the normal retirement age of 65. However, the Pension Plan does provide an early retirement option, and employment beyond the normal retirement age is permitted by agreement with the Company. For purposes of calculating benefits under the Pension Plan, compensation is defined to include a two month equivalent of the total cash remuneration (including overtime) paid for services rendered during a plan year prior to salary reductions pursuant to Sections 401(k) or 125 of the Code, including bonuses, incentive compensation, severance pay, disability payments and other forms of irregular payments. Effective January 1, 1996, the benefits accrued for certain highly compensated individuals, including all executive officers, were frozen at the then current levels.

The table below illustrates the amount of annual benefits payable at age 65 to a person in the specified average compensation and years of service classifications under the Pension Plan combined with the Supplemental Pension Plan (as defined below).

	Years of Service
Final Average Compensation	10	15	20	25
$100,000	$10,000	$15,000	$20,000	$25,000
$125,000	$12,500	$18,750	$25,000	$31,250
$150,000	$15,000	$22,500	$30,000	$37,500
$175,000	$17,500	$26,250	$35,000	$43,750
$200,000 and above	$18,900	$28,350	$37,800	$47,250

The maximum annual benefit payable under the Pension Plan is restricted by the Code ($165,000 for calendar year 2004). At December 31, 2004, the maximum final five year average compensation taken into account for benefit calculation purposes was $189,000. The compensation taken into account for benefit calculation purposes is limited by law ($205,000 for calendar year 2004), and is subject to statutory increases and cost-of-living adjustments in future years. At December 31, 2004, Messrs. Potter, Bell, Waite, Martin, Mierzwa, and Larsson had 13, 17, 16, 0, 15, and 16 years of credited service, respectively. Mr. Bell’s service period ended with the termination of his employment on August 17, 2004. Income recognized as a result of the exercise of stock options is disregarded in computing benefits under the Pension Plan. A participant may elect whether the benefits are paid in the form of a single life annuity, a joint and survivor annuity or as a lump sum upon reaching the normal retirement age of 65.

Supplemental Pension Plan

The Company maintains a non-qualified supplemental employee retirement plan (“Supplemental Pension Plan”) for those executives whose benefits were frozen under the Pension Plan on or subsequent to January 1, 1996. The Supplemental Pension Plan constitutes a contract to pay benefits upon retirement as therein defined. The Supplemental Pension Plan is designed to pay the same benefits in the same amount as if the participants continued to accrue benefits under the Pension Plan. The Company has no obligation to fund the Supplemental Pension Plan, and all assets and amounts payable under the Supplemental Pension Plan are subject to the claims of general creditors of the Company. The table below illustrates the amount of annual benefit payable at age 65 to a person in the specified average compensation and years of service classification under the Pension Plan combined with the Supplemental Pension Plan.

	Years of Service
Final Average Compensation	10	15	20	25
$100,000	$10,000	$15,000	$20,000	$25,000
$125,000	$12,500	$18,750	$25,000	$31,250
$150,000	$15,000	$22,500	$30,000	$37,500
$175,000	$17,500	$26,250	$35,000	$43,750
$200,000 and above	$18,900	$28,350	$37,800	$47,250

Savings Plan

All of the Named Executive Officers, as well as substantially all other full-time employees of the Company and its subsidiaries, are eligible to participate in the Big Lots Savings Plan (the “Savings Plan”), a qualified deferred compensation plan. In order to participate in the Savings Plan, an eligible employee must satisfy applicable age and service requirements and must make contributions to the Savings Plan (“Participant Elective Contributions”).

Participant Elective Contributions are made through authorized payroll deductions to one or more of the several investment funds established under the Savings Plan. One of the funds is a stock fund that is invested solely in common shares of the Company. All Participant Elective Contributions are matched by the Company (“Employer Matching Contributions”) at a rate of 100% for the first 2% of salary contributed, and 50% for the next 4% of salary contributed; however, only Participant Elective Contributions of up to 6% of the employee’s compensation will be matched.

Each participant has a nonforfeitable right to all accrued benefits pertaining to Participant Elective Contributions. Each participant also has a nonforfeitable right to all accrued benefits pertaining to Employer Matching Contributions in the event of retirement or other termination of employment (a) on or after the participant’s 65th birthday, (b) on account of disability, or (c) by reason of death. A participant whose employment terminates under other circumstances will have a nonforfeitable right to a portion of accrued benefits pertaining to Employer Matching Contributions determined under a schedule based on years of service. All other unvested accrued benefits pertaining to Employer Matching Contributions will be forfeited.

Supplemental Savings Plan

The Company maintains the Big Lots Supplemental Savings Plan (the “Supplemental Savings Plan”), a non-qualified deferred compensation plan for those executives participating in the Savings Plan who desire to contribute more than the amount allowable under the Savings Plan. The Supplemental Savings Plan constitutes a contract to pay deferred salary, and limits deferrals in accordance with prevailing tax law. The Supplemental Savings Plan is designed to pay the deferred compensation in the same amount as if the contributions had been made to the Savings Plan. The Company has no obligation to fund the Supplemental Savings Plan, and all assets and amounts payable under the Supplemental Savings Plan are subject to the claims of general creditors of the Company and its affiliates.

Employee Equity Compensation

The 1996 Incentive Plan is administered by the Nominating and Compensation Committee. The 1996 Incentive Plan authorizes the grant of incentive and nonqualified stock options, stock appreciation rights, restricted stock, stock equivalent unit and performance unit awards (collectively referred to herein as “Grants”), any of which may be granted on a stand alone, combination or tandem basis. The Nominating and Compensation Committee determines the individuals to whom Grants are to be made; the number of common shares covered by each Grant; the term of the Grant; its vesting, exercise period or settlement; the type of consideration, if any, to be paid to the Company upon exercise of a Grant; and all other terms and conditions of the Grants. The purpose of the 1996 Incentive Plan is to provide a flexible, long-term vehicle to attract, retain and motivate officers and employees.

The number of common shares available for issuance under the 1996 Incentive Plan consists of an initial allocation of 2,000,000 common shares (3,125,000 shares as adjusted to account for the five for four stock splits which occurred in December 1996 and June 1997), which is increased, beginning with the first fiscal year in which the 1996 Incentive Plan was in effect and during each fiscal year following, by a number of common shares equal to 1% of the total number of issued common shares of the Company as of the start of each of the Company’s fiscal years. Unused shares from previous fiscal years remain available for issuance under the 1996 Incentive Plan; provided, however, the total Grants of stock options or restricted stock outstanding and common shares available for use under the 1996 Incentive Plan combined with any Grants of stock options or restricted stock outstanding under any other plan of the Company shall not exceed 15% of the total issued and outstanding common shares as of any measurement date.

The 1996 Incentive Plan limits the number of common shares of the Company that can be represented by stock options, stock appreciation rights, or restricted stock awarded to any participant during any single fiscal year to no more than 1,000,000 common shares. As a further limitation, the maximum amount of compensation with respect to performance units and stock equivalent units that may be paid in any fiscal year (within the meaning of Section 162(m) of the Code) to any participant with respect to any fiscal year is $2,000,000. Grants under the 1996 Incentive Plan may be made to any salaried employee, consultant or advisor of the Company or its affiliates, as designated by the Nominating and Compensation Committee. Historically, stock options have been granted to approximately 2,300 employees in any given year.

The 1996 Incentive Plan provides for the Grants of stock options which may be either incentive stock options or non-qualified stock options. For both incentive and non-qualified stock options, the exercise price may be not less than 100% of the fair market value of a common share of the Company at the time the stock option is granted. Any stock option intended to qualify as an incentive stock option must meet all requirements of Section 422 of the Code.

The Nominating and Compensation Committee may award shares of restricted stock, stock equivalent units, and performance units, subject to such conditions and restrictions as the 1996 Incentive Plan specifies and otherwise as the Nominating and Compensation Committee may determine. These awards may be made alone or in tandem with other Grants. Stock equivalent units and performance units may be payable upon vesting in cash, or may be convertible into common shares or other form of value determined by the Nominating and Compensation Committee. Upon a Change in Effective Control, as defined in the 1996 Incentive Plan, all Grants outstanding under the 1996 Incentive Plan shall automatically become vested.

No Grant under the 1996 Incentive Plan may be assigned or transferred by the grantee other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined by the Code) or as may otherwise be permitted by the Nominating and Compensation Committee. In the absence of the first two exceptions, all rights may be exercised during the grantee’s lifetime only by the grantee.

The Nominating and Compensation Committee may from time to time, at its discretion, amend or terminate the 1996 Incentive Plan, except that no such amendment or termination shall impair any rights under any Grant made prior to the amendment’s effective date without the consent of the grantee, and provided that no such amendment shall increase the number of common shares available under the 1996 Incentive Plan or change the price at which stock options or stock appreciation rights may be granted unless approved by shareholders in accordance with applicable laws and regulations. The 1996 Incentive Plan expires on December 31, 2005, or may be terminated on such earlier date as the Board may determine. At the Annual Meeting, shareholders will be asked to approve the 2005 Incentive Plan. A description of the 2005 Incentive Plan is set forth in greater detail under Proposal Two of this Proxy Statement.

Equity Compensation Plan Information

The following table summarizes information, as of January 29, 2005, relating to equity compensation plans of the Company pursuant to which the Company’s common shares may be issued.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights		(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	10,609,500	(1)(2)	$14.97	2,130,502	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	10,609,500		$14.97	2,130,502

(1)	Includes stock options granted under the Big Lots, Inc. Executive Stock Option and Stock Appreciation Rights Plan that was the Company’s employee equity incentive plan prior to the adoption of the 1996 Incentive Plan.

(2)	The common shares issuable upon exercise of outstanding stock options granted under each shareholder-approved plan are as follows:

Big Lots, Inc. Executive Stock Option and Stock Appreciation Rights Plan	327,257
Director Stock Option Plan	326,878
1996 Incentive Plan	9,955,365

(3)	The common shares available under each shareholder-approved plan for issuance pursuant to stock option awards that could be granted in the future are as follows:

Big Lots, Inc. Executive Stock Option and Stock Appreciation Rights Plan	0
Director Stock Option Plan	210,731
1996 Incentive Plan	1,919,771

The number of common shares available for issuance under the 1996 Incentive Plan is adjusted annually by adding 1% of the total number of common shares issued as of the start of each of the Company’s fiscal years that the plan is in effect.

Executive Benefit Plan

Most of the Company’s executive officers, including each of the Named Executive Officers, are eligible to participate in the Executive Benefit Plan. The Executive Benefit Plan is a supplemental health benefit plan which reimburses participants for medical costs incurred but not covered by the Benefit Plan, up to an annual maximum reimbursement of $40,000 per participant. Amounts received exceeding the applicable threshold by the Named Executive Officers are included in the amounts reflected in the values of personal benefits received by such individuals. Amounts received by participants in the Executive Benefit Plan are treated as taxable income. The Company reimburses each executive officer receiving taxable benefits under the Executive Benefit Plan the approximate amount of the executive officer’s income and payroll tax liability relating to the benefits received.

PROPOSAL TWO: APPROVAL OF THE BIG LOTS
2005 LONG-TERM INCENTIVE PLAN

Based on the recommendation of the Nominating and Compensation Committee (referred to as the “Committee” for purposes of this Proposal Two), the Board unanimously adopted, subject to shareholder approval at the Annual Meeting, the 2005 Incentive Plan on April 12, 2005. If the shareholders approve the 2005 Incentive Plan, it will replace the 1996 Incentive Plan which will expire on December 31, 2005. Upon approval of the 2005 Incentive Plan, the Board will cause the terms of the 1996 Incentive Plan to be amended to restrict the maximum aggregate number shares of restricted stock, restricted equivalent units and performance units remaining available for grant to be restricted to no more than 33-1/3 percent of all remaining awards issued under the plan. The Board recommends that shareholders approve the 2005 Incentive Plan.

The 2005 Incentive Plan is designed to support the Company’s long-term business objectives in a manner consistent with its executive compensation philosophy. The Board believes that by allowing the Company to continue to offer its employees long-term, equity and “qualified performance-based compensation” through the 2005 Incentive Plan, the Company will promote the following key objectives:

•	aligning the interest of salaried employees, advisers and consultants with those of the shareholders through increased employee ownership of the Company; and

•	attracting, motivating and retaining experienced and highly qualified salaried employees, advisers and consultants who will contribute to the Company’s financial success.

All salaried employees, consultants and advisors of the Company and its affiliates (other than non-employee directors) are eligible to receive Awards (as defined below) under the 2005 Incentive Plan. The Company has historically limited awards under the 1996 Incentive Plan to approximately 2,300 salaried employees.

As with the 1996 Incentive Plan, the 2005 Incentive Plan is an omnibus plan that provides for a variety of types of Awards to maintain flexibility. The 2005 Incentive Plan will permit the granting of (i) non-qualified stock options (“NQSOs”), (ii) incentive stock options (“ISOs”) as defined in Section 422 of the Code, (iii) stock appreciation rights (“SARs”), (iv) restricted stock, (v) restricted stock units, and (vi) performance units (NQSOs, ISOs, SARs, restricted stock, restricted stock units, and performance units are referred to collectively as “Awards”).

The total number of common shares available for Awards under the 2005 Incentive Plan is equal to the sum of (i) 1,250,000 newly issued common shares plus (ii) the number of common shares that remain available for use under the 1996 Incentive Plan on December 30, 2005 (1,947,775 as of the record date) plus (iii) an annual increase equal to 0.75% of the total number of issued common shares (including treasury shares) as of the start of each of the Company’s fiscal years that the 2005 Incentive Plan is in effect. The Board believes that this number represents a reasonable amount of potential equity dilution and provides a powerful incentive for employees to increase the value of the Company for all shareholders. The table below illustrates the number of underwater stock options (not including restricted stock) at various hypothetical market prices as of the record date, when the total number of outstanding stock options under all equity award plans was 11,443,273 (11,615,273 including restricted stock).

Per Share Market Price	No. of Stock Options with an Exercise Price Equal to or Greater than Share Price	Percentage of Total Outstanding Stock Options (%)
$10.00	11,336,673	0.93
$15.00	3,782,847	66.94
$20.00	1,165,818	89.81
$25.00	1,102,551	90.37
$30.00	536,130	95.31
$35.00	497,130	95.66
$40.00	28,500	99.75
$45.00	0	100.00

As of the record date, there were 1,947,775 common shares available for grant under the 1996 Incentive Plan, 11,260,615 common shares underlying awards outstanding under the 1996 Incentive Plan (all of which are underlying stock options except 172,000 of which are underlying restricted stock) and 210,731 common shares available for grant under the Director Stock Option Plan. As of the record date: (i) the weighted average exercise price of outstanding stock options under the 1996 Incentive Plan was $14.56 and the weighted average remaining term was 6.69 years; (ii) the weighted average exercise price of outstanding stock options under all of the Company’s plans was $14.66 and the weighted average remaining term was 6.66 years; and (iii) the weighted average remaining term of restricted stock awards under all of the Company’s plans was 2.79 years.

The Company has made a concerted effort to manage to reasonable levels the annual run rate — that is, the total number of common shares underlying equity-related awards granted in any given fiscal year divided by the number of common shares outstanding at the end of that fiscal year. The annual run rate for fiscal 2002, 2003 and 2004 was 1.66%, 1.95% and 2.56%, respectively, resulting in a three-year average run rate of 2.05%. The run rate in fiscal 2004 includes the restricted stock grants made in fiscal 2004 as part of the Retention Package discussed in the Nominating and Compensation Committee Report section of this Proxy Statement. It is the Company’s intention to continue to manage its run rate over time to reasonable levels while ensuring that the overall executive compensation program is competitive and motivational.

The 2005 Incentive Plan is designed to meet the requirements for deductibility of executive compensation under Section 162(m) of the Code (“Section 162(m)”) with respect to stock options, SARs, and other Awards under the 2005 Incentive Plan that are intended to qualify as “qualified performance-based compensation” under Section 162(m). In order to meet Section 162(m) requirements, the 2005 Incentive Plan provides limits on the number and type of common shares that any one participant may receive, as described below.

The 2005 Incentive Plan does not permit the repricing of Awards without the approval of shareholders or the granting of Awards with a reload feature.

Some Awards may be subject to Section 409A of the Code (“Section 409A”), which was adopted in October, 2004. Although the Internal Revenue Service (“IRS”) has not fully described the effect of Section 409A, it has issued some initial guidance that describes the probable effect of Section 409A on Awards. The effect of Section 409A is described below along with a discussion of how the 2005 Incentive Plan will be administered to minimize the effect of Section 409A and to avoid penalties that might be imposed under Section 409A.

The following is a summary of the 2005 Incentive Plan. This summary is qualified in its entirety by reference to the full text of the 2005 Incentive Plan, a copy of which is attached to this Proxy Statement as Appendix I.

2005 Incentive Plan Administration

The selection of participants in the 2005 Incentive Plan, the level of participation of each participant and the terms and conditions of all Awards will be determined by the committee. Each member of the committee will be an “independent director” for purposes of the Company’s Corporate Governance Guidelines, the committee’s charter and the NYSE listing requirements; a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and an “outside director” within the meaning of Section 162(m). Currently, the committee is comprised of three directors, each meeting all of these criteria. Consistent with the purpose of the 2005 Incentive Plan, the committee will have the discretionary authority to interpret the 2005 Incentive Plan, to prescribe, amend and rescind rules and regulations relating to the 2005 Incentive Plan, and to make all other determinations necessary or advisable for the administration of the 2005 Incentive Plan. The committee may delegate authority to administer the 2005 Incentive Plan as it deems appropriate, subject to the express limitations set forth in the 2005 Incentive Plan.

Limits on 2005 Incentive Plan Awards

The Board has reserved a number of common shares for issuance under the 2005 Incentive Plan equal to the sum of (i) 1,250,000 newly issued common shares plus (ii) the number of common shares that remain available for use under the 1996 Incentive Plan on December 30, 2005 (1,947,775 as of the record date) plus (iii) an annual increase equal to 0.75% of the total number of issued common shares as of the start of each of the Company’s fiscal years that the 2005 Incentive Plan is in effect. Of this number, no more than 33-1/3 percent of all common shares issued during the term of the 2005 Incentive Plan may be issued in the form of Restricted Stock, Restricted Stock Units and Performance Units and no more than 5,000,000 common shares may be issued pursuant to grants of ISOs during the term of the 2005 Incentive Plan. A participant may receive multiple Awards under the 2005 Incentive Plan. Awards intended to qualify as “qualified performance-based compensation” under Section 162(m), shall be limited to: (i) 2,000,000 common shares of restricted stock per participant annually, (ii) 3,000,000 common shares underlying stock options and SARs per participant during any three consecutive calendar years, and (iii) $6,000,000 cash through performance units per participant during any three consecutive calendar years. Also, the 2005 Incentive Plan provides that the total number of Awards under the 2005 Incentive Plan, the 1996 Incentive Plan, the Big Lots, Inc. Executive

Stock Plan and Stock Appreciation Rights Plan and the Director Stock Option Plan may not exceed 15 percent of the Company’s issued and outstanding common shares (including treasury shares) as of any date.

Common shares issued under the 2005 Incentive Plan will be authorized but unissued common shares of the Company, treasury shares, or shares purchased in the open market. To the extent that any Award payable in common shares is forfeited, cancelled, terminated or relinquished, the common shares covered thereby will no longer be charged against the maximum share limitation and may again be made subject to Awards under the 2005 Incentive Plan. However, the following types of common shares will not become again available for issuance as an award: (i) common shares tendered by participants as full or partial payment to the Company upon exercise of Awards granted under the 2005 Incentive Plan; (ii) common shares underlying an exercised SAR Award that are not issued upon the settlement of such SAR Award, and (iii) common shares withheld by, or otherwise remitted to, the Company to meet the withholding obligations arising upon the exercise of any Award.

Eligibility and Participation

All of the salaried employees, consultants and advisors of the Company and its affiliates (excluding non-employee directors) will be eligible to participate in the 2005 Incentive Plan. As of the record date, the Company has approximately 4,919 salaried employees. Approximately 2,300 employees and no consultants or advisors of the Company currently receive equity incentive awards in a given year, although this may vary from year to year. From time to time, the committee will determine who will be granted Awards, the number of shares subject to such grants, and all other terms of Awards.

Types of 2005 Incentive Plan Awards

As described in the Nominating and Compensation Committee Report, the Company’s current equity compensation awards to employees are generally limited to NQSOs, though the 1996 Incentive Plan authorizes the grant of ISOs, NQSOs, SARs, restricted stock, restricted stock units and performance unit awards. The 2005 Incentive Plan also provides a variety of equity instruments to preserve flexibility. The types of securities that may be issued under the 2005 Incentive Plan are described below. The effect of Section 409A of the Code on each type of Award is discussed below in the “Tax Treatment of Awards—Section 409A” section.

Stock Options

Stock options granted under the 2005 Incentive Plan may be either NQSOs or ISOs. The price of any stock option granted may not be less than the fair market value of the Company’s common shares on the date the stock option is granted. The stock option price is payable in cash or certified check, common shares of the Company, through a broker-assisted cashless exercise, by withholding common shares subject to the option having a fair value equal to the stock option price or any combination of the foregoing.

The committee determines the terms of each stock option grant at the time of the grant. However, the aggregate fair market value (determined as of the date of the grant) of the common shares subject to ISOs that are exercisable by any participant for the first time in any calendar year may not be larger than $100,000. All stock options will terminate no later than 10 years after the date of the grant. The committee specifies at the time each stock option is granted the time or times at which, and in what proportions, a stock option becomes vested and exercisable, which may be no sooner than one year in the event the stock option vests upon the attainment of specified business performance goals established by the committee or three years if the award is based upon the continued service of the participant. Pursuant to the terms of the 2005 Incentive Plan, the committee may accelerate the vesting of stock options. In general, unless the committee specifies a longer or shorter period when the Award is granted, a stock option expires upon the earlier of (i) its stated expiration date, (ii) one year after termination of service if such termination is due to death or disability, or (iii) 90 days after termination of service if termination is caused by any other reason.

Stock Appreciation Rights

A SAR entitles the participant, upon settlement, to receive a payment based on the excess of the fair market value of a common share of the Company on the date of settlement over the base price of the SAR, multiplied by the number of SARs being settled. SARs may be granted on a stand-alone basis or in tandem with another Award. A stand-alone SAR is a SAR that is not associated with any other Award. A tandem SAR is a SAR that is granted in association with a stock option, is subject to the same terms that affect the stock option and may be exercised instead of the stock option (in which case the stock option is cancelled) or expires if the stock option is exercised. The base price of a SAR may not be less than the fair market value of a common share of the Company on the date of grant. The committee will determine the vesting requirements and the payment and other terms of a SAR. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the committee or both; provided that if vesting is based on the continued service of the participant, the award may not vest sooner than three years or one year in the event the award is based upon the attainment of specified business performance goals established by the committee. Pursuant to the terms of the 2005 Incentive Plan, the committee may accelerate the vesting of SARs. SARs may be payable in cash (if permitted by Section 409A) or in common shares of the Company or in a combination of both (if permitted by Section 409A). In general, unless the committee specifies a longer or shorter period when the Award is granted, a SAR expires upon the earlier of (i) its stated expiration date, (ii) one year after termination of service if such termination is due to death or disability, or (iii) 90 days after termination of service if termination is caused by any other reason. A SAR will terminate no later than ten years after the date of the grant.

The Company has not issued any SARs under any of its currently effective equity compensation plans, and does not currently have any SARs outstanding.

Restricted Stock

A restricted stock Award represents common shares of the Company that are issued subject to restrictions on transfer and vesting requirements as determined by the committee. Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the committee; provided that if vesting is based on the continued service of the participant, the award may not vest sooner than three years or one year in the event the award is based upon the attainment of specified business performance goals established by the committee. Subject to the transfer restrictions and vesting requirements of the Award, the participant will have the same rights as one of the Company’s shareholders, including all voting and dividend rights, during the restriction period, although the committee may provide that dividends and restricted stock certificates will be held in escrow during the restriction period (and forfeited or distributed depending on whether applicable performance goals or service restrictions have been met). Also, any stock dividends will be subject to the same restrictions that apply to the restricted stock upon which the stock dividends are issued. If a participant terminates service for any reason before the restricted stock vests, the restricted stock Award will be forfeited.

Restricted Stock Units

An Award of restricted stock units provides the participant the right to receive a payment based on the value of a common share of the Company. Restricted stock units may be subject to such vesting requirements, restrictions and conditions to payment as the committee determines are appropriate. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified business performance goals established by the committee; provided that if vesting is based on the continued service of the participant, the award may not vest sooner than three years or one year in the event the award is based upon the attainment of specified business performance goals established by the committee. Restricted stock unit Awards are payable in cash or in common shares of the Company or in a combination of both. Participants receiving restricted stock units shall not have, with respect to such restricted stock units, any of the rights of a shareholder of the Company. Unless the committee specifies otherwise when the Award is granted, if a participant terminates service for any reason before the restricted stock unit vests, the restricted stock unit Award will be forfeited.

Performance Units

An Award of performance units provides the participant the right to receive common shares of the Company if specified terms and conditions are met. Performance unit Awards are payable in cash or in common shares of the Company or in a combination of both. If cash settlement is made, the amount distributed will be the fair market value of the number of common shares that otherwise would have been distributed to settle the performance unit. Unless the committee specifies otherwise when the Award is granted, if a participant terminates service for any reason before the performance units are earned, the performance unit will be forfeited.

Performance-Based Awards

Generally, Section 162(m) provides that the Company may not deduct more than $1,000,000 of compensation paid during any fiscal year to the CEO or the other Named Executive Officers employed at the end of the fiscal year. However, this limit does not apply to “qualified performance-based compensation.” Any Awards granted under the 2005 Incentive Plan may be granted in a form that qualifies for the “qualified performance-based compensation” exception under Section 162(m). Under Section 162(m), the terms of the Award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the Award, and must preclude discretion to increase the amount of compensation payable under the terms of the Award (but may give the committee discretion to decrease the amount of compensation payable). The 2005 Incentive Plan specifies performance goals that the committee shall use when granting a performance-based Award. As described above, certain limitations on number and value of performance-based Awards are provided by the 2005 Incentive Plan.

Effect of Change in Control

Awards under the 2005 Incentive Plan are generally subject to special provisions upon the occurrence of a “change in control” (as defined in the 2005 Incentive Plan) transaction with respect to the Company. Under the 2005 Incentive Plan, if a change in control occurs (i) any outstanding stock options and SARs under the 2005 Incentive Plan shall become fully exercisable, (ii) any remaining restrictions applicable to restricted stock and restricted stock units shall lapse and such restricted stock and restricted stock units shall become free of restrictions, fully vested and transferable, and (iii) any performance goals or other condition applicable to performance units shall be deemed to be satisfied in full with the common shares or cash subject to such Award being fully distributable. Payments under Awards that become subject to the excess parachute rules of Section 280G of the Code may be reduced under certain circumstances. See the “Tax Treatment of Awards — Sections 280G and 4999” subsection below for more details.

Limited Transferability

All Awards or common shares subject to an Award under the 2005 Incentive Plan are nontransferable except upon death, either by the participant’s will or the laws of descent and distribution or through a beneficiary designation, and Awards shall be exercisable during the participant’s lifetime only by the participant.

Adjustments for Corporate Changes

In the event of recapitalizations, reclassifications or other specified events affecting the Company or its common shares, appropriate and equitable adjustments may be made by the committee to the number of common shares of the Company available for grant, as well as to other maximum limitations under the 2005 Incentive Plan (e.g., exercise prices and number of Awards), and the number of common shares of the Company or other rights and prices under outstanding Awards.

Term, Amendment and Termination

The 2005 Incentive Plan will have a term of seven years expiring on May 16, 2012, unless terminated earlier by the Board. Although the Board may amend or alter the 2005 Incentive Plan, it may not do so without shareholder approval of any amendment or alteration to the extent shareholder approval is required to comply with Section 162(m), Section 409A or Section 422, the listing requirements of the NYSE, or another exchange or securities market that regulates the securities of the Company.

In addition, no amendment, alteration, or termination of the 2005 Incentive Plan may adversely affect any outstanding Award without the consent of the participant other than amendments to (i) incorporate rules needed to avoid excise taxes arising under Section 409A, (ii) permit the Company or any subsidiary a tax deduction under applicable law or (iii) avoid an expense charge to the Company or any subsidiary.

2005 Incentive Plan Benefits

Future benefits under the 2005 Incentive Plan are not currently determinable. The committee has discretionary authority to grant Awards pursuant to the 2005 Incentive Plan which does not contain any provision for automatic grants.

Tax Treatment of Awards

The following discussion of the United States federal income tax implications of Awards under the 2005 Incentive Plan is based on the provisions of the Code (and any relevant rulings and regulations issued under the Code) as of the date of this Proxy Statement.

Incentive Stock Options

An ISO results in no taxable ordinary income to the optionee or a deduction to the Company at the time the ISO is granted or exercised. However, the excess of the fair market value of the common shares acquired over the stock option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the common shares received as a result of an exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the common shares is treated as a long-term capital gain. If the common shares are disposed of during this period, however, (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the common shares, upon exercise of the stock option over the stock option price (or, if less, the excess of the amount realized upon disposition over the stock option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, generally in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the common shares acquired upon exercise of an ISO is equal to the stock option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options

A NQSO results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such a stock option will, at that time, realize taxable compensation in the amount of the difference between the stock option price and the then fair market value of the common shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.

The optionee’s basis in such common shares is equal to the sum of the stock option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the common shares will be a long-term or short-term gain (or loss), depending upon the holding period of the common shares.

If a NQSO is exercised by tendering previously owned common shares of the Company in payment of the stock option price, then, instead of the treatment described above, the following generally will apply: a number of new common shares equal to the number of previously owned common shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new common shares will be equal to the basis and holding period of the previously owned common shares exchanged; the optionee will have compensation income equal to the fair market value on the date of exercise of the number of new common shares received in excess of such number of exchanged common shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such common shares will begin on the date of exercise.

Stock Appreciation Rights

Generally, the recipient of a stand-alone or tandem SAR will not recognize taxable income at the time the stand-alone or tandem SAR is granted. If an employee receives the appreciation inherent in either form of SAR in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in either form of SARs in common shares, the spread between the then current fair market value of the common shares and the base price will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of either form of SAR. However, upon the settlement of either form of SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

Other Awards

The current United States federal income tax consequences of other Awards authorized under the 2005 Incentive Plan are generally in accordance with the following: (i) the fair market value of restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant and (ii) the amount of cash paid (or the fair market value of the common shares issued) to settle restricted stock units and performance units is generally subject to ordinary income tax. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m)

As described above, Awards granted under the 2005 Incentive Plan may qualify as “qualified performance-based compensation” under Section 162(m) in order to preserve federal income tax deductions by the Company with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1,000,000 and paid to the CEO and the other Named Executive Officers employed at the end of the fiscal year. To qualify for this exception, stock options and other Awards must be granted under the 2005 Incentive Plan by a committee consisting solely of three or more “outside directors” within the meaning of Section 162(m) and satisfy the 2005 Incentive Plan’s limit on the total number of common shares that may be awarded to any one participant during any calendar year. In addition, for Awards other than stock options to qualify as “qualified performance-based compensation,” the issuance or vesting of the Award, as the case may be, must be contingent upon satisfying one or more of the performance criteria listed in the 2005 Incentive Plan, as established and certified by a committee consisting solely of three or more “outside directors.”

Sections 280G and 4999

Sections 280G and 4999 impose penalties on persons who pay and persons who receive excess parachute payments. A parachute payment is the value of any amount that is paid to “disqualified individuals” (such as officers and highly paid employees of the Company or its subsidiaries) on account of a change in control. An excess parachute payment is a parachute payment that is equal to or greater than 300% of the participant’s taxable compensation averaged over the five calendar years ending before the change in control (or over the participant’s entire period of service if that period is less than five calendar years). This average is called the “Base Amount.”

Some participants in the 2005 Incentive Plan may receive parachute payments in connection with a change in control. If this happens, the value of each participant’s parachute payment from the 2005 Incentive Plan must be combined with other parachute payments the same participant is entitled to receive under other agreements or arrangements with the Company or any of its subsidiaries, such as an employment agreement or a change in control agreement. If the combined value of all parachute payments is an excess parachute payment, the participant must pay an excise tax equal to 20% of the value of all parachute payments above 100% of the participant’s Base Amount. This tax is due in addition to other federal, state and local income, wage and employment taxes. Also, neither the Company nor any of its subsidiaries would be able to deduct the amount of any participant’s excess parachute payment and the $1,000,000 limit on deductible compensation under Section 162(m) would be reduced by the amount of the excess parachute payment.

The 2005 Incentive Plan addresses excess parachute payment penalties. Generally, if a participant in the 2005 Incentive Plan receives an excess parachute payment, the value of the payment is reduced to avoid the excess parachute penalties. However, the 2005 Incentive Plan also states that other means of dealing with these penalties will be applied if required by the terms of another written agreement (whether currently in effect or adopted in future) with the Company or any of its subsidiaries (such as an employment or a change in control agreement). Each of the Named Executive Officers have agreements with the Company that provide that the executive would also receive a payment in the amount necessary to hold them harmless from the effects of Sections 280G and 4999.

Section 409A

Some grants under the 2005 Incentive Plan may be subject to deferred compensation rules imposed under Section 409A. The IRS has not yet fully described the effect of Section 409A but it has issued some initial guidance that suggests that Section 409A will apply to SARs and, depending on their terms, to other types of Awards. The proceeds of any grant that is subject to Section 409A (such as a cash payment made to settle a SAR that is subject to Section 409A) will be subject to a 20% excise tax if those proceeds are distributed before the participant terminates service or before the occurrence of other events specified in Section 409A (such as disability, death or a change in control as defined in Section 409A). Although penalties imposed under Section 409A are imposed on the participant (and not on the Company or any of its subsidiaries), these penalties could reduce the value of grants subject to Section 409A and adversely affect the Company’s ability to achieve the 2005 Incentive Plan’s purposes.

Because the IRS has not yet issued substantive guidelines, the Company has not been able to reflect the effect of Section 409A in the 2005 Incentive Plan. However, the Company intends that the 2005 Incentive Plan will be administered to avoid (or minimize) the effect of Section 409A and also intends that the 2005 Incentive Plan be amended before December 31, 2005 (after substantive rules have been issued). This will allow the Company to implement the 2005 Incentive Plan’s objectives immediately and in a manner that will minimize the effect of Section 409A.

The following is a summary of how Section 409A may apply to various types of Awards granted under the 2005 Incentive Plan:

Stock Options. The Company believes that Section 409A will not apply to ISOs and also will not apply to NQSOs that have an exercise price at least equal to the fair market value of a common share on the date the stock option is granted and do not provide for the deferral of income other than deciding when to exercise the NQSO. However, if a SAR is granted in tandem with a stock option, both the stock option and the tandem SAR may be subject to Section 409A. This would mean that the proceeds from the exercise of the tandem SAR or the value of the common shares acquired by exercising the related stock option would be subject to an additional 20% excise tax if those proceeds are distributed before the employee terminates service. Unless additional guidance from the IRS changes this assessment, the committee will not issue tandem SARs. Also, the 2005 Incentive Plan requires the committee to continue its historical practice of granting stock options with an exercise price at least equal to the fair market value of the common shares subject to the stock option.

SARs. Based on initial guidance issued by the IRS, the Company believes that SARs will be affected by Section 409A. However, the IRS also has provided some permanent and temporary exemptions to this rule. Under these rules, SARs will not be subject to Section 409A if they must be exercised on a date specified when the grant is made or if they may be settled only in common shares. However, there is no exemption for tandem SARs. Unless additional guidance from the IRS changes this assessment, the committee will not issue tandem SARs and will not issue stand-alone SARs that do not qualify for an exemption from Section 409A.

Restricted Stock and Restricted Stock Units. Based on initial guidance from the IRS, the Company believes that Section 409A will not apply to any of these Awards.

Performance Units. Based on initial guidance from the IRS, the Company believes that Section 409A will not apply to any of these Awards.

Performance-based Awards. Based on initial guidance from the IRS, the Company believes that Section 409A will not apply to performance-based Awards issued under the 2005 Incentive Plan.

Section 83(b)

A participant may elect pursuant to Section 83(b) to have income recognized at the date an Award is granted and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, the Company will be entitled to a corresponding tax deduction equal to the value of any restricted stock, restricted stock unit or performance unit affected by this election but will not be entitled to any deduction (either at the time the election is made or when it is exercised) if this election is made with respect to an ISO, a NQSO or SAR.

Deferral of Income

The 2005 Incentive Plan also allows participants to elect to defer any taxable gain associated with an Award. However, this deferral election is available only if it may be made without causing application of Section 409A. If this election is permitted and is made, the participant will not be taxed on any gain associated with an Award until it is distributed and the Company will be entitled to any tax deduction at the same time.

On April 8, 2005, the closing price of the Company’s common shares traded on the NYSE was $10.99 per share.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE 2005 INCENTIVE PLAN.

INDEPENDENT AUDITORS

The Company engaged Deloitte & Touche LLP as its independent public accountants to audit its consolidated financial statements for fiscal 2004. Deloitte & Touche LLP has served as the Company’s independent auditors since October 1989. The Company’s Audit committee annually selects the Company’s independent auditors. The Company, in selecting its independent auditors for fiscal 2005, intends to adhere to the laws, regulations and rules concerning auditor independence enacted under the Sarbanes-Oxley Act of 2002, by the SEC, and by the NYSE. Services provided by and fees paid to Deloitte & Touche LLP in fiscal 2004 and fiscal 2003 are described in the Report of the Audit committee.

A representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if so desired.

SHAREHOLDER PROPOSALS

Any proposals of shareholders which are intended to be presented at the Company’s 2006 Annual Meeting of Shareholders must be received by the Company at its principal executive offices by December 15, 2005, to be eligible for inclusion in next year’s Proxy Statement. Such proposals must be submitted in accordance with Rule 14a-8 of the Exchange Act. If a shareholder intends to present a proposal at the 2006 Annual Meeting of Shareholders, but has not sought the inclusion of such a proposal in the Company’s 2006 Proxy Statement, such proposal must be received by the Company at its principal executive offices by February 28, 2006, or the Company’s management proxies will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in the Company’s 2006 Proxy Statement.

ANNUAL REPORT ON FORM 10-K

Shareholders may receive a copy of the Company’s fiscal 2004 Annual Report on Form 10-K without charge by writing to: Investor Relations Department, Big Lots, Inc., 300 Phillipi Road, Columbus, Ohio 43228-5311. The Form 10-K may also be accessed on the Company’s website at www.biglots.com under the “Investor Relations — Financial Information — SEC Filings” caption.

PROXY SOLICITATION COSTS

This solicitation of proxies is made by and on behalf of the Board. In addition to mailing copies of this Proxy Statement, the accompanying Notice of Annual Meeting of Shareholders, and proxy card to all shareholders of record on the record date, the Company will request brokers and other nominees to forward copies of this material to persons for whom they hold common shares of the Company in order that such common shares may be voted. Solicitation may also be made by the Company’s officers and regular employees personally or by telephone. The cost of the solicitation will be borne by the Company. The Company has also retained Georgeson & Company Inc. to aid in the solicitation of proxies for a fee estimated to be $8,000, plus reasonable out-of-pocket expenses.

OTHER MATTERS

As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than referred to in Proposal One and Proposal Two. If any other matter is properly brought before the Annual Meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendations of the Board.

By order of the Board of Directors,

CHARLES W. HAUBIEL II
Senior Vice President, General Counsel
and Corporate Secretary

April 21, 2005
Columbus, Ohio

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APPENDIX I

BIG LOTS

2005 LONG-TERM INCENTIVE PLAN

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BIG LOTS
2005 LONG-TERM INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1  Establishment. The Big Lots 2005 Long-Term Incentive Plan (“Plan”) is hereby established by Big Lots, Inc. (“Company”), effective as of the date it is approved by the Company’s shareholders (“Effective Date”).

1.2  Purposes. The Plan is intended to promote the Company’s long-term financial success and materially increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participants to acquire ownership interests in the Company, attract and retain talented associates and enable Participants to participate in the Company’s long-term growth and financial success.

ARTICLE II

DEFINITIONS

When used in this Plan, the following terms have the meaning given to them in this section unless another meaning is expressly provided elsewhere in this Plan or required by the plain context in which it is used. When applying the terms defined in this section and other terms used throughout the Plan, the form of any term, phrase or word will, as appropriate, include any and all of its forms.

2.1  “Affiliate” means (1) a “parent” or a “subsidiary” of the Company, as those terms are defined in Code §§424(e) and (f), respectively; and (2) any other entity (other than the Company) regardless of its form that directly or indirectly controls, is controlled by or is under common control with, the Company within the meaning of Code §414(b) but substituting “50 percent” for “80 percent” when determining controlling interest under Code §414(b).

2.2  “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Unit granted to a Participant under the Plan. At the Committee’s discretion, an Award may be granted as a Performance-Based Award.

2.3  “Award Agreement” means any written or electronic agreement granting an Award to a Participant. Each Award Agreement will specify the Grant Date and describe the terms and conditions imposed on the Award.

2.4  “Beneficiary” means any person (or entity), who (or which) has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the compensation or to exercise the rights that are due or exercisable at the Participant’s death. If there is no designated beneficiary, the term means any person or entity entitled by will or the applicable laws of descent and distribution to receive such compensation.

2.5  “Board of Directors” or “Board” means the Company’s board of directors.

2.6  “Change in Control” means any one or more of the following events: (1) any person or group [as defined for purposes of Section 13(d) of the Exchange Act] becomes the beneficial owner of, or has the right to acquire (by contract, option, warrant, conversion of convertible securities or otherwise), 20 percent or more of the outstanding equity securities of the Company entitled to vote for the election of directors; (2) a majority of the Board of Directors of the Company then in office is replaced within any period of two years or less by directors not nominated and approved by a majority of the directors in office at the beginning of such period (or their successors so nominated and approved), or a majority of the Board of Directors at any date consists of persons not so nominated and approved; or (3) the shareholders of the Company approve an agreement to merge or consolidate with another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company’s assets (including, without limitation, a plan of liquidation). Provided, however, the other provisions of this Section 2.6 notwithstanding, the term “Change in Control” shall not mean any merger, consolidation, reorganization, or other transaction in which the Company exchanges or offers to exchange newly-issued or treasury Common Shares representing 20 percent or more, but less than 50 percent, of the outstanding equity securities of the Company entitled to vote for the election of directors, for 51 percent or more of the outstanding equity securities entitled to vote for the election of at least the majority of the directors of a corporation other than the Company or an Affiliate (the “Acquired Corporation”), or for all or substantially all of the assets of the Acquired Corporation.

2.7  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor, along with relevant rules, regulations and authoritative interpretations the Internal Revenue Service issues.

2.8  “Committee” means the Board committee to which the Board assigns the responsibility of administering the Plan. The Committee shall consist of at least three members of the Board, each of whom may serve on the Committee only if the Board determines that he or she (1) is a “Non-employee Director” for purposes of Rule 16b-3 under the Exchange Act, (2) satisfies the requirements of an “outside director” for purposes of Code §162(m) and (3) qualifies as “independent” in accordance with New York Stock Exchange listing standards.

2.9  “Common Shares” means shares of the Company’s common shares, $0.01 par value (as such par value may be amended from time to time), whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter, or the Common Shares of any successor to the Company which is designated for the purpose of the Plan.

2.10  “Covered Employee” means a Participant whose compensation in the year of the expected payment of an Award will be subject to Code §162(m).

2.11  “Disability” means, with respect to ISOs, as that term is defined in Code §22(e)(3), with respect to any Award (other than an ISO) that is not subject to Code §409A, a physical or mental condition that, for more than six consecutive months, renders the Participant incapable, with reasonable accommodation, of performing his or her assigned duties on a full-time basis or, with respect to any Award (that is not an ISO) that is subject to Code §409A, as that term is defined under Code §409A.

2.12  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.13  “Exercise Price” means the price, if any, a Participant must pay to exercise an Award or the amount upon which the value of an Award is based.

2.14  “Fair Market Value” means the volume-weighted average trading price of a Common Share on any date for which it is relevant or, if a relevant date occurs on a day other than a trading day, on the next trading day.

2.15  “Grant Date” means the later of (1) the date the Committee establishes the terms of an Award or (2) the date specified in the Award Agreement. In no event may the Grant Date be earlier than the Effective Date.

2.16  “Incentive Stock Option” or “ISO” means any Option granted under the Plan that is designated as an “incentive stock option” within the meaning of Code §422.

2.17  “Non-Qualified Stock Option” or “NQSO” means an Option granted under the Plan that (1) is not designated as an ISO or (2) an ISO that, for any reason other than exercise, ceased to be an ISO.

2.18  “Option” means a right to purchase Common Shares granted to a Participant in accordance with Article VI. An Option may be either an ISO or NQSO.

2.19  “Option Period” means the period during which an Option may be exercised.

2.20  “Participant” means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under the Plan.

2.21  “Performance-Based Award” means an Award granted subject to the terms of Article X.

2.22  “Performance Period” means the period (which, with respect to a Covered Employee, may be no shorter than a fiscal quarter of the Company) established by the Committee over which the Committee measures whether or not Performance-Based Awards have been earned.

2.23  “Performance Unit” means a right granted subject to the terms and conditions established by the Committee under Article IX.

2.24  “Restricted Stock” means Common Shares granted subject to the terms and conditions established by the Committee under Section 8.1.

2.25  “Restricted Stock Unit” means an Award granted subject to the terms and conditions established by the Committee under Section 8.2.

2.26  “Restriction Period” means the period over which the Committee measures whether terms and conditions (such as forfeitures) placed on Restricted Stock or Restricted Stock Units have been met.

2.27  “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, issued by the Securities and Exchange Commission under Section 16 of the Exchange Act or any successor rule.

2.28  “Stock Appreciation Right” or “SAR” means a right granted to a Participant to receive, either in cash (if permitted by rules issued under Code §409A) or Common Shares or a combination thereof (if permitted by rules issued under Code §409A), the appreciation in the value of a Common Share over a certain period of time. SARs are granted under Article VII.

2.29  “Termination of Employment” means the occurrence of any act or event that causes a Participant to cease being an employee of the Company or of any Affiliate, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, or severance as a result of the discontinuance, liquidation, sale, or transfer by the Company or its Affiliates of a business owned or operated by the Company or any Affiliate. With respect to any person who is not an employee of the Company or any Affiliate (such as an eligible consultant as determined in accordance with Article V), the Award Agreement shall establish what act or event shall constitute a Termination of Employment for purposes of the Plan. A Termination of Employment shall occur with respect to an employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate.

2.30  “Vesting Acceleration Feature” means a term in an Award Agreement that, upon achievement and certification of performance goals set forth in Section 10.3, causes the lapse of restrictions imposed on Restricted Stock or Restricted Stock Units to accelerate.

ARTICLE III

ADMINISTRATION

3.1  Committee Duties. The Committee is granted all powers appropriate and necessary to administer the Plan. Consistent with the Plan’s purpose, the Committee may adopt, amend and rescind rules and regulations relating to the Plan to the extent appropriate to protect the Company’s interests and the Plan’s purpose and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all Participants and Beneficiaries. Also, the Committee (or the Board, as appropriate) may revoke or amend the Plan and Award Agreements without any additional consideration to affected Participants, to the extent necessary to avoid penalties under Code §409A, even if that revocation or those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before the amendments, although the Company or the Committee may (but neither is required to) reimburse an affected Participant for any diminution in the value of an Award associated with any such change.

3.2  Restrictions on Reload/Repricing. Regardless of any other provision of this Plan (1) without the prior approval of the shareholders, neither the Company nor the Committee may reprice or grant any Award in connection with the cancellation of a previously granted Award if the Exercise Price of the later granted Award is less than the Exercise Price of the earlier granted Award and (2) no Participant will be entitled (and no Committee discretion may be exercised to extend to any Participant) an automatic grant of additional Awards in connection with the exercise of an Option or otherwise.

3.3  Committee Actions. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines. However, the Committee may not delegate any duties required to be administered by the Committee to comply with Code §162(m) or any applicable law.

3.4  Deferral of Awards. In its discretion, the Committee may permit any Participant to defer recognition of any Award through any means that is acceptable to it and which is consistent with Code §409A.

ARTICLE IV

SHARES SUBJECT TO PLAN

4.1  Number of Shares. Subject to Section 4.7, the total number of Common Shares reserved and available for distribution pursuant to Awards shall be the sum of (1) 1,250,000 newly issued shares, plus (2) any remaining shares available for issuance under the Company’s 1996 Performance Incentive Plan on December 30, 2005, plus (3) an additional .75 percent of the total number of issued Common Shares (including treasury shares) as of the start of each of the Company’s fiscal years (currently comprised of a 52/53-week period which ends on the Saturday nearest to January 31) that the Plan is in effect (including shares exchanged when exercising Options). Such shares may consist, in whole or in part, of authorized and unissued shares or shares acquired from a third party. In any event, the total of Awards under this Plan, the 1996 Performance Incentive Plan, the Big Lots, Inc. Executive Stock Option and Stock Appreciation Rights Plan and the Director Stock Option Plan shall not exceed 15 percent of the total Common Shares issued and outstanding (including treasury shares) as of any date.

4.2  Unfulfilled Awards. Any Common Shares subject to an Award that, for any reason, is forfeited, cancelled, terminated or relinquished may again be the subject of an Award. Notwithstanding the foregoing, the following shares shall not become available again for issuance as an Award: (1) Common Shares tendered by Participants as full or partial payment to the Company upon exercise of Awards granted under this Plan; (2) Common Shares reserved for issuance upon grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs, and (3) Common Shares withheld by, or otherwise remitted to, the Company to meet the obligations described in Section 13.4.

4.3  Restrictions on Common Shares. Common Shares issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other term and conditions as the Committee, in its discretion, may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for Common Shares, cash or other property prior to (1) the completion of any registration or qualification of such shares under federal, state or other law or any ruling or regulation of any government body which the Committee determines to be necessary or advisable; and (2) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction or discharge its legal obligation with respect to the exercise of an Award. The Company may cause any certificate (or other representation of title) for any Common Shares to be delivered to be properly marked with a legend or other notation reflecting any limitations on transfer of such Common Shares as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as the Committee may consider appropriate in connection with the issuance or delivery of the Common Shares in compliance with applicable law or otherwise.

4.4  Restrictions on Full Value Awards. The maximum aggregate number of shares of Restricted Stock, Restricted Stock Units and Performance Units that may be issued under this Plan shall not exceed 33-1/3 percent of all awards granted pursuant to this Plan.

4.5  ISO Restriction. The maximum aggregate number of shares that may be granted under this Plan through the exercise of ISOs shall be five million (5,000,000).

4.6  Shareholder Rights. Except as expressly provided in the Plan or Award Agreement, no Participant will have any rights as a shareholder with respect to Common Shares subject to an Award until, after proper transfer of the Common Shares subject to the Award or other action required, the shares have been recorded on the Company’s official shareholder records as having been issued and transferred. Upon grant of Restricted Stock, or exercise of an Option or a SAR, or payment of any other Award or any portion thereof to be made in Common Shares, the Company will have a reasonable period (but not more than 2-1/2 months after the exercise or settlement date) in which to issue and transfer the shares, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer, except as provided in the Plan or Award Agreement. Unless specifically provided in the Plan or Award Agreement, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company’s official shareholder records.

4.7  Effect of Certain Changes. In the event of any Company share dividend, share split, combination or exchange of Common Shares, recapitalization or other change in the capital structure of the Company, corporate separation, or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company shareholders other than a normal cash dividend), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company securities offering, or event involving the Company and having an effect similar to any of the foregoing, the Committee may make appropriate adjustments or substitutions as described below in this section. The adjustments or substitutions may relate to the number of Common Shares available for Awards under the Plan, the number of Common Shares covered by outstanding Awards, the exercise price per share of outstanding Awards and any other characteristics or terms of the Awards as the Committee may deem necessary or appropriate to reflect equitably the effects of such changes to the Participants.

ARTICLE V

ELIGIBILITY

5.1  Eligibility. In the Committee’s discretion, any salaried employee, consultant or advisor to the Company or its Affiliates (other than a member of the Board who also is not a salaried employee) may be a Participant, provided such eligibility would not jeopardize the Plan’s compliance with Rule 16b-3 under the Exchange Act or any successor rule. For purposes of this Plan, a consultant or advisor shall be eligible only if bona fide services are being rendered pursuant to a valid written agreement between the consultant or advisor and the Company, and the services rendered are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. However, and unless otherwise permitted under Code §409A, no Award subject to Code §409A may be granted to any person who is performing services for an entity that is not an affiliate of the Company within the meaning of Code §§414(b) and (c).

5.2  Conditions of Participation. By accepting an Award, each Participant agrees in his or her own behalf and in behalf of his or here Beneficiaries (1) to be bound by the terms of the Award Agreement and the Plan and (2) that the Committee (or the Board) may amend the Plan and the Award Agreement without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights or Awards granted under the Plan or an Award Agreement (or both) before those amendments, although the Company or the Committee may (but neither is required to) reimburse an affected Participant or Beneficiary for any diminution in the value of an Award associated with any such change.

ARTICLE VI

OPTIONS

6.1  Grant of Options. Except as provided in Section 4.5, the Committee may grant Options at any time during the term of this Plan. However:

(1)  No Option intended to be an ISO may be granted more than seven years after the earlier of the date the Board adopts the Plan or the date the Plan is approved by the Company’s shareholders.

(2)  Only a person who is a common-law employee of the Company, or an Affiliate on the Grant Date, may be granted an ISO. Any Option that is not designated as an ISO or which does not qualify as an ISO will be a NQSO.

6.2  Terms and Conditions. Options shall be subject to the terms and conditions specified in the Award Agreement, including:

(1)  Exercise Price. The Exercise Price shall not be less than (a) 100 percent of Fair Market Value on the Grant Date or (b) 110 percent of Fair Market Value on the Grant Date in the case of an ISO granted to an individual (a “10 percent Owner”) who owns or who is deemed to own shares possessing more than 10 percent of the combined voting power of all classes of shares of the Company or any Affiliate.

(2)  Option Period. The Option Period of each Option will be specified in the Award Agreement, provided that no Option shall be exercisable fewer than six months after the Grant Date or more than ten years after the Grant Date (five years in the case of an ISO granted to a 10 percent Owner).

(3)  Exercisability. Subject to Article X, an Option shall be exercisable under terms specified in the Award Agreement, although an Option (which is not a substitution under section 13.9) shall not permit more than one-third of any Common Shares thereunder to be purchased before each of the first three anniversary dates after its Grant Date. The Committee may provide in the Award Agreement for an accelerated exercise of all or part of an Option upon specified events or conditions, including one or more of the performance goals listed in Section 10.3. Also, the Committee may accelerate the exercisability of all or part of any Option at any time. The aggregate Fair Market Value (determined at the Grant Date) of the Common Shares subject to ISOs that are exercisable by a Participant for the first time during any calendar year shall not exceed $100,000, calculated under Code §422.

(4)  Method of Exercise. Subject to the provisions of this Article VI and the Award Agreement, a Participant may exercise Options, in whole or in part, during the Option Period by giving written notice of exercise on a form provided by the Committee specifying the number of whole Common Shares subject to the Option to be purchased. Such notice must be accompanied by payment of the Exercise Price by cash or certified check or other form of payment acceptable to the Committee at the time of exercise, including (a) delivering Common Shares already owned by the Participant (for any minimum period required by the Committee) having a total Fair Market Value on the date of delivery equal to the Exercise Price; (b) the delivery of cash by a broker-dealer as a “cashless” exercise, provided this method of payment may not be used by an executive officer of the Company to the extent it would violate applicable provisions of the Sarbanes-Oxley Act of 2002; (c) withholding by the Company of Common Shares subject to the Option having a total Fair Market Value as of the date of exercise equal to the Exercise Price; or (d) any combination of the foregoing.

6.3  Effect of Termination of Employment. Unless otherwise specifically provided in an Award Agreement or determined by the Committee, any exercisable Options held by a Participant who Terminates Employment (1) because of death or Disability may be exercised until the earlier of one year after Termination of Employment or the expiration date specified in the Award Agreement or (2) for any reason other than death or Disability may be exercised until the earlier of 90 days after Termination of Employment or the expiration date specified in the Award Agreement.

6.4  Notice of Disposition of Common Shares Prior to the Expiration of Specified ISO Holding Periods. The Committee may require that a Participant exercising an ISO give a written representation, satisfactory in form and substance, upon which the Company may rely, that the Participant will report to the Company any disposition of Common Shares acquired through exercise of an ISO before expiration of the holding periods specified by Code §422(a)(1).

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1  Grant of SARs. The Committee may grant SARs at any time during the term of this Plan, either alone or in tandem with other Awards. If all the terms and conditions specified in the Award Agreement are met, the Participant may exercise the SAR and receive Common Shares under the procedures described in this section.

7.2  Terms and Conditions. SARs shall be subject to the terms and conditions specified in the Award Agreement, including:

(1)  Exercise Price. The Exercise Price may not be less than 100 percent of Fair Market Value on the Grant Date.

(2)  Period and Exercise. The Award Agreement will specify the period over which a SAR may be exercised and the terms and conditions that must be met before it may be exercised, although (i) a SAR Award Agreement (which is not a substitution under section 13.9) shall not permit more than one-third of SARs granted thereunder to be exercised before each of the first three anniversary dates after its Grant Date and (ii) a SAR Award Agreement may not permit the SAR Award to be exercisable for more than ten years after its Grant Date. The Committee may provide in the Award Agreement for an accelerated exercise of all or part of a SAR upon specified events or conditions, including one or more of the performance goals listed in Section 10.3. Also, the Committee may accelerate the exercisability of all or part of any SAR. A Participant may exercise a SAR giving written notice of exercise on a form acceptable to the Committee specifying the portion of the SAR being exercised.

(3)  Settlement. When a SAR is exercised, the Participant shall be entitled to receive a number of Common Shares (or, if permitted by rules issued under Code §409A, cash or, if permitted by rules issued under Code §409A, a combination of cash or Common Shares) equal to the excess of Fair Market Value on the date of exercise over the Exercise Price multiplied by the number of SARs being settled and divided by the Fair Market Value of one Common Share on the date of exercise. Also, and unless permitted by rules issued under Code §409A, neither the Company nor an Affiliate may repurchase the Common Shares delivered in settlement of a SAR or enter into an arrangement that has a similar effect.

7.3  Effect of Termination of Employment. Unless otherwise specifically provided in an Award Agreement or determined by the Committee, any exercisable SARs held by a Participant who Terminates Employment (1) because of death or Disability may be exercised until the earlier of one year after Termination of Employment or until the expiration date specified in the Award Agreement or (2) for any reason other than death or Disability, may be exercised the earlier of 90 days after Termination of Employment or the expiration date specified in the Award Agreement.

ARTICLE VIII

RESTRICTED STOCK/RESTRICTED STOCK UNITS

8.1  Restricted Stock. Except as provided in Section 4.4, the Committee may grant Restricted Stock at any time during the term of this Plan.

(1)  Restricted Stock Grant, Awards and Certificates. Each Participant receiving a Restricted Stock Award shall be issued a certificate (or other representation of title) in respect of such Restricted Stock. That certificate shall be registered in the name of such Participant and shall bear an appropriate legend describing the terms, conditions and restrictions applicable to such Award as determined by the Committee. The Committee, in its discretion, may distribute the certificate to the Participant or require that the certificate be held in escrow by the Company until the Restriction Period lapses and, as a condition of receiving any Restricted Stock Award, the Participant delivers a share power, endorsed in blank, relating to the Common Shares underlying the Restricted Stock Award.

(2)  Terms and Conditions. Restricted Stock shall be subject to such terms and conditions as specified in the Award Agreement, including:

(a)  Restrictions. The Award Agreement will specify the Restriction Period and the terms and conditions that must be met if the Restricted Stock is to be earned. These may include an acceleration of the Restriction Period based on one or more of the performance goals listed in Section 10.3. The Committee also may impose more than one Restriction Period affecting simultaneously granted Restricted Stock Awards; provided however, that (except in the case of Restricted Stock subject to Section 10.1 or Restricted Stock substituted under section 13.9) the

Restriction Period (1) affecting no more than one-third of such Restricted Stock, may not lapse earlier than one year after the Grant Date, (2) affecting no more than one-half of the remaining Restricted Stock may not lapse earlier than two years after the Grant Date and (3) affecting the remaining Restricted Stock may not lapse earlier than three years after the Grant Date.

(b)  Rights. Except as provided in Section 13.7 during the Restriction Period, a Participant receiving a Restricted Stock Award will have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding the class of Common Shares that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. However, any dividends paid on Restricted Stock held in escrow also will be held in escrow and either will be paid to the Participant or forfeited at the end of the Restriction Period, depending on whether the Restricted Stock on which they were paid is earned or forfeited. Also, any stock dividends will be subject to the same restrictions that affect the Restricted Stock with respect to which the dividend was paid. Dividends paid out of escrow will be treated as remuneration for employment unless an election has been made under Section 13.17.

(c)  Forfeiture. Unless otherwise specifically provided in the Award Agreement, all Restricted Stock will be forfeited if the Participant Terminates Employment before the end of the Restriction Period or if applicable terms and conditions have not been met at the end of the Restriction Period. If forfeited Restricted Stock was held in escrow during the Restriction Period, it will be released from escrow. If forfeited Restricted Stock was issued to the Participant, the share certificates will be returned and cancelled.

(d)  Settlement. If all terms and conditions imposed on the Restricted Stock Award are met, unlegended certificates (or other representation of title) for such Common Shares shall be delivered to the Participant.

(e)  Price. The Committee may require a Participant to pay a stipulated purchase price for each share of Restricted Stock.

8.2  Restricted Stock Units. Except as provided in Section 4.4, the Committee may grant Restricted Stock Units at any time during the term of this Plan. Restricted Stock Units shall be subject to the terms and conditions specified in the Award Agreement, including:

(1)   Restrictions. The Award Agreement will specify the Restriction Period and the terms and conditions that must be met if the Restricted Stock Units are to be earned. These may include an acceleration of the Restriction Period based on one or more of the performance goals listed in Section 10.3. The Committee also may impose more than one Restriction Period affecting simultaneously granted Restricted Stock Units Award; provided however, that (except in the case of Restricted Stock Units subject to Section 10.1 or substituted under section 13.9) the Restriction Period (1) affecting no more than one-third of such Restricted Stock Units, may not lapse earlier than one year after the Grant Date, (2) affecting no more than one-half of the remaining Restricted Stock Units may not lapse earlier than two years after the Grant Date and (3) affecting the remaining Restricted Stock Units may not lapse earlier than three years after the Grant Date.

(2)  Rights. During the Restriction Period, a Participant receiving a Restricted Stock Unit Award will not have, with respect to the Restricted Stock Unit, any of the rights of a shareholder of the Company.

(3)  Forfeiture. Unless otherwise specifically provided in the Award Agreement, all Restricted Stock Units will be forfeited if the Participant Terminates Employment before the end of the Restriction Period or if applicable terms and conditions have not been met at the end of the Restriction Period.

(4)  Settlement. On the day when all terms and conditions imposed on the Restricted Stock Unit Award and specified in the Award Agreement have been met at the end of the Restriction Period, the Committee, in its discretion, will issue (as soon as practicable) unlegended certificates (or other representation of title) for Common Shares equal to the number of Restricted Stock Units to be settled, redeem the Restricted Stock Units for cash equal to the Fair Market Value (as of the last day of the Restriction Period) of the Restricted Stock Units being settled or deliver any combination of unlegended certificates or cash to the Participant having an aggregate value equal to the Restricted Stock Units being settled.

ARTICLE IX

PERFORMANCE UNITS

9.1  Grant of Performance Units. Except as provided in Section 4.4, the Committee may grant Performance Units at any time during the term of the Plan.

9.2  Terms and Conditions. The Committee may, in its discretion, grant Performance Units to Participants. Performance Units may be subject to any terms and conditions, including vesting, that the Committee specifies in the Award Agreement and to the terms of the Plan, although a Performance Unit Award Agreement (other than one executed under section 13.9 or subject to section 10.1) shall not permit more than one-third of the Performance Units granted thereunder to vest before each of the first three anniversary dates after its Grant Date . Performance Units may constitute Performance-Based Awards, as described in Article X. The Award Agreement will state the form in which the Performance Unit is to be settled and when the Performance Unit will be settled. Common Shares issued through a Performance Unit Award may be issued with or without payment by the Participant as required by applicable law or any other consideration specified by the Committee.

9.3  Settling Performance Units. One Common Share will be issued for each Performance Unit to be settled unless the Award Agreement provides for settlement in cash or partially in cash and partially in Common Shares. If all or part of any Performance Unit Award is to be settled in cash, the amount distributed will be the Fair Market Value (as of the settlement date specified in the Award Agreement) of the number of Common Shares that otherwise would have been distributed to settle the Performance Unit.

9.4  Forfeiture. Unless otherwise specifically provided in the Award Agreement, all Performance Units will be forfeited if the Participant Terminates Employment before meeting all applicable terms and conditions.

ARTICLE X

PERFORMANCE-BASED AWARDS

10.1  Grant of Performance-Based Awards. Any Award may be granted in a form that qualifies as “performance based compensation” as defined under Code §162(m). As determined by the Committee, in its sole discretion, either the granting or vesting of Performance-Based Awards will be based on achieving one or more (or any combination of) performance objectives derived from the criteria listed below over the Performance Period established by the Committee. However, a particular Performance-Based Award Agreement shall not permit (1) the exercisability of a Performance-Based Option or Performance-Based SAR before the first anniversary date after its Grant Date, (2) the lapse of the Restriction Period in the case of a Restricted Stock Award or Restricted Stock Unit Award before the first anniversary date after its Grant Date, or (3) the vesting of a Performance-Based Performance Unit before the first anniversary date after its Grant Date.

10.2  Establishing Objectives. With respect to Performance-Based Awards, the Committee will establish in writing the performance objectives to be applied and the Performance Period (which may not be shorter than 12 fiscal periods (which may consist of a four or five week period) of the Company except for the inaugural Performance Period in the case of an employee who first becomes a Participant after the beginning of a fiscal year of the Company) over which their achievement will be measured, the method for computing the value of the Award that may be earned if (and to the extent that) those performance objectives are met and the Participants or class of Participants to which the performance objectives apply. Performance objectives will be established in writing no later than 90 days after the beginning of the applicable Performance Period (but in no event after 25 percent of the Performance Period has elapsed).

10.3  Performance Goals. Performance criteria imposed on Performance-Based Awards will be derived using the accounting principles generally accepted in the United States of America and will be reported or appear in the Company’s periodic filings with the Securities Exchange Commission (including Forms 10-Q and 10-K) or the Company’s annual report to shareholders and will be derived from one or more (or any combination of one or more) of the following:

(1)  Income (Loss) per common share from continuing operations; or

(2)  Income (Loss) per common share from income; or

(3)  Operating profit (loss), Operating income (loss), or Income (Loss) from operations (as the case may be); or

(4)  Income (Loss) from continuing operations before unusual or infrequent items; or

(5)  Income (Loss) from continuing operations; or

(6)  Income (Loss) from continuing operations before income taxes; or

(7)  Income (Loss) from continuing operations before extraordinary item and/or cumulative effect of a change in accounting principle (as the case may be); or

(8)  Income (Loss) before extraordinary item and/or cumulative effect of a change in accounting principle (as the case may be); or

(9)  Net income (loss); or

(10)  Income (Loss) before other comprehensive income (loss); or

(11)  Comprehensive income (loss); or

(12)  Income (Loss) before interest and income taxes (sometimes referred to as “EBIT”); or

(13)  Income (Loss) before interest, income taxes, depreciation and amortization (sometimes referred to as “EBITDA”); or

(14)  Any other objective and specific income (loss) category or non-GAAP financial measure that appears as a line item in the Company’s periodic filings with the Securities and Exchange Commission or the annual report to shareholders; or

(15)  Any of items (3) through (14) on a weighted average common shares outstanding basis; or

(16)  Any of items (1) through (14) on a diluted basis as defined in the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 128 including authoritative interpretations or amendments thereof which may be issued from time to time as long as such interpretations or amendments are utilized on the consolidated statements of operations or statement of operations, as applicable, or in the notes to the consolidated financial statements; or

(17)  Common stock price; or

(18)  Total shareholder return expressed on a dollar or percentage basis as is customarily disclosed in the proxy statement accompanying the notice of annual meetings of shareholders; or

(19)  Percentage increase in comparable store sales; or

(20)  Gross profit (loss) or gross margin (loss) (as the case may be); or

(21)  Economic value added; or

(22)  Any of items (1) through (21) with respect to any subsidiary, Affiliate, business unit, business group, business venture or legal entity, including any combination thereof, or controlled directly or indirectly by the Company whether or not such information is included in the Company’s annual report to shareholders, proxy statement or notice of annual meeting of shareholders; or

(23)  Any of items (1) through (21) above may be determined before or after a minority interest’s share as designated by the Committee; or

(24)  Any of items (1) through (21) above with respect to the period of service to which the performance goal relates whether or not such information is included in the Company’s periodic filings, annual report to shareholders, proxy statement or notice of annual meetings of shareholders; or

(25)  Total shareholder return ranking position meaning the relative placement of the Company’s total shareholder return [as determined in (18) above] compared to those publicly held companies in the Company’s peer group as established by the Committee prior to the beginning of a vesting period or such later date as permitted under the Code. The peer group shall be comprised of not less than eight and not more than sixteen companies, including the Company.

(26)  With respect to items (1), (2), (15) and (16) above, other terminology may be used for “income (loss) per common share” (such as “Basic EPS,” “earnings per common share,” “diluted EPS,” or “earnings per common share-assuming dilution”) as contemplated by SFAS No. 128, as amended, revised or superseded;

The Committee in its sole discretion, in setting the performance goals in the time prescribed in Section 10.2 may provide for the making of equitable adjustments (including the income tax effects attributable thereto), singularly or in combination, to the goals/targets in recognition of unusual or non-recurring events or transactions for the following qualifying objective items:

(27)  Asset impairments as described in SFAS No. 144, as amended, revised or superseded; or

(28)  Costs associated with exit or disposal activities as described by SFAS No. 146, as amended, revised or superseded; or

(29)  Amortization costs associated with the acquisition of goodwill or other intangible assets, as described by SFAS No. 142, as amended, revised or superseded; or

(30)  Merger integration costs; or

(31)  Merger transaction costs; or

(32)  Any profit or loss attributable to the business operations of a reportable segment as described by SFAS No. 131 as amended, revised or superseded; or

(33)  Any profit or loss attributable to a reportable segment as described by SFAS No. 131, as amended, revised or superseded or an entity or entities acquired during the period of service to which the performance goal relates; or

(34)  Tax settlements; or

(35)  Any extraordinary item, event or transaction as described in Accounting Principles Board Opinion (“APB”) No. 30, as amended, revised or superseded; or

(36)  Any unusual in nature, or infrequent in occurrence items, events or transactions (that are not “extraordinary” items) as described in APB No. 30, as amended, revised or superseded; or

(37)  Any other non-recurring items or other non-GAAP financial measures (not otherwise listed); or

(38)  Any change in accounting as described in APB No. 20, as amended, revised or superseded; or

(39)  Unrealized gains or losses on investments in debt and equity securities as described in SFAS No. 115, as amended, revised or superseded; or

(40)  Any gain or loss recognized as a result of derivative instrument transactions or other hedging activities as described in SFAS No. 133, as amended, revised or superseded; or

(41)  Stock-based compensation charges as described in SFAS No. 123, as amended, revised or superseded; or

(42)  Any gain or loss as reported as a component of other comprehensive income as described in SFAS No. 130, as amended, revised or superseded; or

(43)  Any gain or loss as a result of a direct or indirect guarantee, as described in FASB Interpretations (“FIN”) No. 45, as amended, revised or superseded; or

(44)  Any gain or loss as the result of the consolidation of a variable interest entity as described in FIN No. 46, as amended, revised or superseded; or

(45)  Any gain or loss as a result of litigation or lawsuit settlement (including class action lawsuits); or

(46)  Any charges associated with the early retirement of debt obligations.

10.4  Certification of Performance Goals. Any Award intended to qualify as “performance based compensation” as defined under Code §162(m) shall not be paid until the Committee certifies in writing that the performance goals and any other material terms were in fact satisfied. In the manner required by Code §162(m), the Committee shall, promptly after the date on which the necessary financial and other information for a particular Performance Period becomes available, certify the extent to which performance goals have been achieved with respect to any Award intended to qualify as “performance-based compensation” under Code §162(m). In addition, the Committee may, in its discretion, reduce or eliminate the amount of any Award payable to any Participant, based on such factors as the Committee may deem relevant.

10.5  Limitation on Awards. The following limits, which are subject to automatic adjustment under Section 4.7, will apply to Performance-Based Awards:

(1)  In no event may the number of Restricted Stock shares awarded to any Covered Employee for any fiscal year exceed 2,000,000 Common Shares.

(2)  During any three consecutive calendar-year period, the maximum number of Common Shares for which Options and SARs, in the aggregate, may be granted to any Covered Employee may not exceed 3,000,000 Common Shares. If an Option is cancelled, the cancelled Option continues to be counted against the maximum number of shares for which Options may be granted to the Covered Employee under the Plan.

(3)  For Performance Unit Awards that are intended to be “performance-based compensation” [as that term is used in Code §162(m)], no more than $6,000,000 may be subject to such Awards granted to any Covered Employee during any three consecutive calendar-year period.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

11.1  Impact of Event. Notwithstanding any other provision of the Plan to the contrary and unless otherwise specifically provided in an Award Agreement, in the event of a Change in Control:

(1)  Any Options and SARs outstanding as of the date of such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant;

(2)  All remaining Restriction Periods shall be accelerated and any remaining restrictions applicable to any Restricted Stock Awards shall lapse and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

(3)  All remaining Restriction Periods shall be accelerated and any remaining restrictions applicable to any Restricted Stock Unit shall lapse and such Restricted Stock Unit shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant (i.e., the Restriction Period shall lapse); and

(4)  Any performance goal or other condition with respect to any Performance Units shall be deemed to have been satisfied in full, and the Common Shares or cash subject to such Award shall be fully distributable.

11.2  Effect of Code §280G. Except as otherwise provided in the Award Agreement or any other written agreement between the Participant and the Company or any Affiliate in effect on the date of the Change in Control, if the sum (or value) due under Section 11.1 that are characterizable as parachute payments, when combined with other parachute payments attributable to the same Change in Control, constitute “excess parachute payments” as defined in Code §280G(b)(1), the entity responsible for making those payments or its successor or successors (collectively, “Payor”) will reduce the Participant’s benefits under this Plan by the smaller of (1) the value of the sum or the value of the payments due under Section 11.1 or (2) the amount necessary to ensure that the Participant’s total “parachute payment” as defined in Code §280G(b)(2)(A) under this and all other agreements will be $1.00 less than the amount that would generate an excise tax under Code §4999. If the reduction described in the preceding sentence applies, within 10 business days of the effective date of the event generating the payments, the Payor will apprise the Participant of the amount of the reduction (“Notice of Reduction”). Within 10 business days of receiving that information, the Participant may specify how (and against which benefit or payment source, including benefits and payment sources other than this Agreement) the reduction is to be applied (“Notice of Allocation”). The Payor will be required to implement these directions within 10 business days of receiving the Notice of Allocation. If the Payor has not received a Notice of Allocation from the Participant within 10 business days of the date of the Notice of Reduction or if the allocation provided in the Notice of Allocation is not sufficient to fully implement the reduction described in this section, the Payor will apply the reduction described in this section proportionately based on the amounts otherwise payable under Section 11.1 or, if a Notice of Allocation has been returned that does not sufficiently implement the reduction described in this section, on the basis of the reductions specified in the Notice of Allocation.

ARTICLE XII

PROVISIONS APPLICABLE TO COMMON SHARES ACQUIRED UNDER THIS PLAN

Except to the extent required by applicable securities laws, none of the Company, an Affiliate or the Committee shall have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Common Shares or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise or distribution of an Award. The Company makes no representation or warranty as to the future value of the Common Shares that may be issued or acquired under of the Plan.

ARTICLE XIII

MISCELLANEOUS

13.1  Amendment, Alteration and Termination. The Board may amend, alter or terminate the Plan at any time, but no amendment, alteration or termination shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant’s consent. Notwithstanding the immediately preceding sentence, an amendment may be made to (1) cause the Plan to comply with applicable law (including, but not limited to, any changes needed to comply with Code §409A), (2) permit the Company, or an Affiliate a tax deduction under applicable law, or (3) avoid an expense charge to the Company or an Affiliate. The Committee may amend, alter or terminate any Award Agreement prospectively or retroactively, on the same conditions and limits (and exceptions to limitations) that apply to the Board and further subject to any approval or limitations the Board may impose and any amendment to the terms of an Award Agreement which has the effect of accelerating the exercisability (with respect to any Option or SAR Award), causing the remaining restrictions to lapse (in the case of Restricted Stock or Restricted Stock Unit Awards), or satisfying any performance goal or other condition (with respect to any Performance Unit Award) may only be made after, in Committee’s sole discretion, an extraordinary, unusual or nonrecurring event has occurred. Notwithstanding the foregoing, any material amendments to the Plan or any Award Agreement shall require shareholder approval to the extent required by the rules of the New York Stock Exchange or other national securities exchange or market that regulates the securities of the Company.

13.2  Unfunded Status of Plan. It is intended that the Plan be an “unfunded” plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Shares or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

13.3  No Additional Obligation. Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation or benefit arrangements for its employees.

13.4  Withholding. As soon as practicable after the date as of which the amount first becomes includible in the gross income of the Participant (but no later than the last business day of the calendar quarter during which the amount first becomes includible in gross income), the Participant shall pay to the Company or an Affiliate (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of any federal, state, or local taxes of any kind (including any employment taxes) required by law to be withheld with respect to such income. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (1) authorizing the Company to withhold from the Common Shares to be issued pursuant to any Award a number of Common Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation or (2) transferring to the Company Common Shares owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation.

13.5  Controlling Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of Ohio (other than its law respecting choice of laws). The Plan shall be construed to comply with all applicable law and to avoid liability (other than a liability expressly assumed under the Plan or an Award Agreement) to the Company, an Affiliate or a Participant. In the event of litigation arising in connection with actions under the Plan, the parties to such litigation shall submit to the jurisdiction of courts located in Franklin County, Ohio or to the federal district court that encompasses that county.

13.6  Offset. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any Award to be transferred to the Participant, and no Common Shares, cash or other thing of value under this Plan or an Award Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate. However, no waiver of any liability (or the right to apply the offset described in this section) may be inferred because the Company pays an Award to a Participant with an outstanding liability owed to the Company or an Affiliate.

13.7  Nontransferability; Beneficiaries. No Award or Common Shares subject to an Award shall be assignable or transferable by the Participant otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Awards shall be exercisable during the Participant’s lifetime only by the Participant (or by the Participant’s legal representatives in the event of the Participant’s incapacity). Each Participant may designate a Beneficiary to exercise any Option or SAR or receive any Award held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. No Award or Common Shares subject to an Award shall be subject to the debts of a Participant or Beneficiary or subject to attachment or execution or process in any court action or proceeding unless otherwise provided in this Plan. If a deceased Participant has named no Beneficiary, any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the applicable laws of descent and distribution. Except in the case of the Participant’s incapacity, only the Participant may exercise an Option or SAR.

13.8  No Rights with Respect to Continuance of Employment. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant’s employment or service as existed prior to the individual becoming a Participant in this Plan.

13.9  Awards in Substitution for Awards Granted by Other Corporations. Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers or employees of the Company or an Affiliate (and will be eligible to be Participants) as the result of a transaction described in Code §424. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted and to ensure that the requirements imposed under Code §§409A and 424 are met.

13.10  Delivery of Stock Certificates. To the extent the Company uses certificates to represent Common Shares, certificates to be delivered to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have placed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Any reference in this section or elsewhere in the Plan or an Award Agreement to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of Common Shares or other mechanism then utilized by the Company and its agents for reflecting ownership of such Common Shares.

13.11  Indemnification. To the maximum extent permitted under the Company’s Articles of Incorporation and Code of Regulations, each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (1) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement, and (2) from any and all amounts paid by him or her in settlement thereof, with the Company’s prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Code of Regulations, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

13.12  No Fractional Shares. No fractional Common Shares shall be issued or delivered under the Plan or any Award granted hereunder, provided that the Committee, in its sole discretion, may round fractional shares down to the nearest whole share or settle fractional shares in cash.

13.13  Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

13.14  Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

13.15  Entire Agreement. Except as expressly provided otherwise, this Plan and any Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and any Award Agreement, the terms and conditions of this Plan shall control.

13.16  Term. No Award shall be granted under the Plan after May 16, 2012.

13.17  Application of Section 83(b). At the Committee’s discretion, any Participant may make an early inclusion election under Code §83(b) but only by complying with procedures developed by the Committee and rules issued under Code §83(b).

13.18  Headings. The headings of the Articles and their subparts contained in this Plan are for the convenience of reading and reference purposes only and shall not affect the meaning, interpretation or be meant to be of substantive significance of this Plan.

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ATTN: GENERAL COUNSEL
300 PHILLIPI ROAD
COLUMBUS, OH 43228

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Big Lots, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BIGLT1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  BIG LOTS, INC.

Vote On Directors

1.	ELECTION OF DIRECTORS. The Board of Directors recommends a vote FOR the nominees named below.						For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

	01)	Sheldon M. Berman	06)	Michael J. Potter
	02)	David T. Kollat	07)	Russell Solt
	03)	Brenda J. Lauderback	08)	James R. Tener
	04)	Philip E. Mallott	09)	Dennis B. Tishkoff			¡	¡	¡
	05)	Ned Mansour
										For	Against	Abstain
Vote On Proposal

2.	APPROVAL OF THE BIG LOTS 2005 LONG-TERM INCENTIVE PLAN. The Board of Directors recommends a vote FOR the approval of the Big Lots 2005 Long-Term Incentive Plan.									¡	¡	¡

The undersigned hereby acknowledges receipt of the 2005 Proxy Statement and 2004 Annual Report to Shareholders. The undersigned also hereby expressly revokes any and all proxies heretofore given or executed by him/her with respect to the common shares of the Company represented by this proxy.

Please sign as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name.

					Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household					¡	¡

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BIG LOTS, INC.

Proxy Solicited on Behalf of the Board of Directors
for the May 17, 2005 Annual Meeting of Shareholders

The undersigned hereby appoints Michael J. Potter, with full power of substitution, as proxy for the undersigned to attend the Annual Meeting of Shareholders of Big Lots, Inc., to be held at 300 Phillipi Road, Columbus, Ohio, at 9:00 a.m. EDT on May 17, 2005, and at any postponement or adjournment thereof, and to vote and act with respect to all common shares of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as indicated on the reverse side of this card.

This proxy, when properly executed, will be voted in the manner you specify. If you do not specify a choice as to Proposal One, the above-named proxy will vote the common shares FOR each of the nominees named on the reverse side of this card. If any nominee named for election as a director is unable to serve or for good cause will not serve, this proxy is to be voted by the above-named proxy for such substitute nominee(s) as the Company’s Board of Directors may recommend. If you do not specify a choice as to Proposal Two (excluding broker non-votes), the above-named proxy will vote the common shares FOR the approval of the Big Lots 2005 Long-Term Incentive Plan. The above-named proxy will vote the common shares in accordance with the recommendations of the Company’s Board of Directors on such other business as may properly come before the Annual Meeting of Shareholders.